Attachment B

               ASSET PURCHASE AND SALE AGREEMENT

      THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into this 22th day of December, 1993, by and among ERLY INDUSTRIES, INC., a California corporation, 10990 Wilshire Boulevard, Suite 1800, Los Angeles, California 90024 (hereinafter referred to as the "Stockholder"), ERLY JUICE, INC., a California corporation, 16825 Northchase Drive, Suite 1600, Houston, Texas 77060 (hereinafter referred to as the "Seller") and SENECA FOODS CORPORATION, a New York corporation, 1162 Pittsford-Victor Road, Pittsford, New York 14534 (hereinafter referred to as the "Purchaser"). This Agreement supersedes in its entirety the Asset Purchase and Sale Agreement dated December 2, 1993 among the three parties.


                      W I T N E S S E T H:

     WHEREAS, the Seller owns certain registered and unregistered trademarks, trademark applications and trade names and related assets and goodwill as more particularly described in Section 2.1 of this Agreement;

     WHEREAS, in accordance with the provisions of this agreement, the Seller desires to sell and the Purchaser desires to purchase the Trademark Property; and

     WHEREAS, Stockholder owns all the issued and outstanding stock of Seller and will receive direct and indirect benefits from the sale by Seller of the Trademark Property and other assets to Purchaser.

      NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


                           ARTICLE 1

      Definitions. The following terms shall throughout this Agreement have the definitions set forth below:

     (a)  "Acquired Assets" shall have the meaning given such term in Section
2.1.

      (b) "Accounts Receivable" shall mean the value of all accounts receivable of Seller under ninety-one (91) days excluding (i) all military customers and (ii) certain customers (the "Non-Military Excluded Customers") listed on Exhibit 1(a) as shown on the books and records of Seller as of closing.

     (c)  "Agreement" shall mean this Asset Purchase and Sale Agreement.

     (d) "Assignments of Trademarks" shall mean the assignment of trademarks substantially in the form of Exhibit 1.1(c) hereto.

       (e)   "Assumed  Liabilities"  shall  mean  only  the  liabilities  and obligations of Seller for post-Closing performance arising under the Contracts constituting Acquired Assets; provided, however, that Purchaser shall not assume or be responsible for any such liabilities or obligations which arise from defaults, acts, omissions, or occurrences under any Contract prior to the Closing or for any moneys owed relating to performances rendered prior to the Closing or for the liabilities referred to in Section 3.4.

      (f) "Closing" shall mean the date and place of closing under this Agreement at which the Stockholder, Seller and Purchaser will deliver the necessary documents and take such other necessary action to consummate this Agreement, as set forth in Article 7.

     (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (h) "Concurrent Use Agreement" shall mean that certain Concurrent Use Agreement, dated October 1, 1993, between Seller and FoodPro.

      (i)   "Contracts"  shall have the meaning given such  term  in  Section
2.1(e).

      (j) "Customer Lists" shall have the meaning given such term in Section 2.1(c).

      (k) "Discounts" shall mean all Seller-published discounts, rebates, refunds, offsets and similar benefits, including, without limitation, quantity, payment, promotional, "off-invoice," and bill-back allowances and any other deductions, rebates, refunds or off-sets authorized by Seller deducted from or otherwise billed back to the Seller from Seller's published card prices for goods of the kind and character of the Finished Good Inventory.

      (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (m) "Escrow Agreement" shall mean the escrow agreement substantially in the form of Exhibit 1.1 hereto.

      (n) "Excluded Liabilities" shall mean and include all liabilities and obligations of Seller or any predecessor in interest of Seller, whether or not due at the Closing, and of whatever type or nature, actual, contingent, known, or otherwise, exclusive only of the Assumed Liabilities.

      (o) "Finished Goods Inventory" shall have the meaning given to such term in Section 2.1(b)(1).

      (p) "FoodPro" shall mean FoodPro, Inc., the assignee of the Trademarks for exclusive use in the Territories pursuant to that certain Assignment of Trademarks Agreement by and among ERLY Juice Inc., FoodPro, Inc., and Treesweet of Puerto Rico, Inc., dated February 5, 1993, and as amended by that certain Amendment Agreement by and between ERLY Juice, Inc. and FoodPro, Inc., dated October 1, 1993.

      (q)  "Government Authorities" shall have the meaning given such term in
Section 2.1(f).

     (r)  "Laws" shall have the meaning given such term in Section 4.1(c).

     (s)  "Lender" shall mean Internationale Nederlanden Capital Corporation.

      (t)   "Liabilities" shall have the meaning given such term  in  Section
6.2.

      (u) "Lien" shall mean any lien, equity, claim, mortgage, charges, security interest, encroachment, restriction, option or encumbrance.

      (v)   "Litigation" shall have the meaning given such  term  in  Section
4.1(f).

     (w)  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     (x)  "Permits" shall have the meaning given such term in Section 2.1(f).

      (y) "Private Permits" shall mean any permits, licenses or consents granted by persons or entities other than Governmental Authorities.

      (z) "Product Liability Claims" shall have the meaning given such term in Section 6.2.

      (aa) "Purchase Price" shall mean the purchase price to be paid by the Purchaser to the Seller for the Trademark Property, the Raw Material Inventory, and the Finished Goods Inventory, as provided in Article 3.

      (ab) "Purchaser" shall mean Seneca Foods Corporation, a New York business corporation, or its successors and assigns as permitted by this Agreement.

      (ac) "Purchaser's Affiliates" shall have the meaning given such term in
Section 6.2.


     (ad) "Raw Materials Inventory" shall have the meaning given such term in
Section 2.1(b)(2).

      (ae) "Seller" shall mean ERLY Juice Inc., a California corporation, or its successors or assigns as permitted by this Agreement.

     (af) "Stockholder" shall mean ERLY Industries Inc., the sole shareholder of Seller.

      (ag) "Stockholder's and Seller's Affiliates" shall have the meaning given such term in Section 6.3.

      (ah)  "Territories" shall have the meaning given such term  in  Section
4.2(a).

      (ai)  "Trademark Property" shall have the meaning given  such  term  in
Section 2.1(a).

     (aj) "Trademarks" shall mean all of Seller's registered and unregistered trademarks, trademark applications, trade names, and copyrights, including without limitation, those set forth in Exhibit 1.1(aj) hereto and unregistered trademarks and design copyrights in the Primo Angeli design and logo created on or about 1984, Premium Supreme design and logo and any derivative design and logo which Seller has used with respect to the Trademarks.

The definitions set forth in this Article 1 shall apply to the singular and the plural, as the context may require from time to time.


                           ARTICLE 2

      2.1 Purchase and Sale of Trademark Property, Finished Goods Inventory, Raw Material Inventory and Accounts Receivables. Pursuant to the provisions of this Agreement, at Closing the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the following (the "Acquired Assets"):

           (a) The Trademarks and related goodwill of the business symbolized by the Trademarks (the Trademarks, and such related goodwill hereinafter collectively referred to as the "Trademark Property").

          (b) (1) All finished goods inventories of the Seller as of closing bearing any of the Trademarks (hereinafter referred to as the "Finished Goods Inventory") except that such Finished Goods Inventory to be purchased by Purchaser shall not exceed thirteen
                    (13) weeks of supply for major product categories based upon Seller's most currently published six (6) month actual sale statistics and shall not include any obsolete or discontinued item;

               (2) All raw material inventory of the Seller as of closing relating to the Trademarks, including, but not limited to, bottles, labels, ingredients, and packing supplies, to the extent such raw material inventory does not exceed twenty-six (26) weeks of supply based upon Seller's most recent six (6) month actual usage, orange juice and grapefruit juice concentrate, but excepting materials which are unusable (including, but not limited to, spoiled materials, materials not in compliance with applicable state or federal labeling requirements or requirements of wholesomeness and fitness for human consumption, materials related to any obsolete or discontinued item or materials in quantities which cannot be reasonably consumed prior to becoming unusable based upon the rate of consumption prior to the Closing) (hereinafter referred to as the "Raw Material Inventory").

               (3)  All Accounts Receivable as defined herein.


           (c) All corporate and business records, books, files, computer discs and software, financial statements, accounting, tax, and sales records, invoices, forms, designs, customer lists, supplier lists, product specifications and technical data relating to the Trademark Property, Finished Goods Inventory or Raw Material Inventory (all of the foregoing being hereinafter referred to as the "Business Records"). All such customer lists (the "Customer Lists") are attached hereto as Exhibit 2.1(c).

           (d) All promotional, marketing and advertising materials, including, without limitation, all catalogs, brochures, billboards, forms, manuals and handbooks, relating to the Trademark Property, Finished Goods Inventory or Raw Material Inventory (all of the foregoing being hereinafter referred to as the "Marketing Materials").

           (e) All rights and benefits in, to, and under all sales and brokerage contracts, agreements, commitments, and undertakings (collectively, "Contracts") used or useful in connection with the Trademark Property, Finished Goods Inventory or Raw Material Inventory, whether oral or written, which are listed in Exhibit 4.1(e) hereto.

           (f) All licenses, permits, approvals, variances, waivers, or consents (collectively "Permits") issued in connection with the Trademark Property, Finished Goods Inventory or Raw Material Inventory by any foreign, federal, state or local governmental entity or municipality, or subdivision thereof, or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively "Governmental Authorities") thereof.

      If, at the Closing, any of the Acquired Assets shall be non-assignable or non-transferable to Purchaser, or non-assignable or non-transferable without the consent of some other person, and such consent is not obtained, in the event Closing occurs despite such failure or assignability, transferability or consent, such Acquired Asset shall be retained by Seller, and Seller shall use its best efforts to make the use and benefit of such Acquired Asset available to Purchaser to the same extent, as nearly as may be possible, as if such impediment to assignment or transfer did not exist.


                           ARTICLE 3

      3.1 Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for all of the Acquired Assets and the Covenants Not To Compete set forth in Section 5.1(d) shall be:

           (a)   One  Hundred  and  No/100  ($100.00)  Dollars  for  the
     Trademarks.

           (b) In consideration of the Finished Goods Inventory, the cost basis of the Finished Goods Inventory in accordance with
     GAAP);

           (c) In consideration of the Raw Material Inventory, the cost basis of the Raw Material Inventory in accordance with GAAP); plus

            (d) In consideration of the Accounts Receivable, the Purchaser shall pay to Seller an amount equal to the following:
     (98% of the book value of Accounts Receivable) x 90% = Purchase Price of Accounts Receivable.



     3.2  Closing Payment.


           At the Closing, Purchaser shall deliver to Seller the sum of One Hundred and No/100 ($100.00) Dollars, plus the sums for Raw Material Inventory, Finished Goods Inventory and Accounts Receivable.

      3.3 Earnest Money. Purchaser will, 7 days after execution hereof, deposit the sum of $50,000.00 as Earnest Money with Stewart Title Guaranty Company (the "Title Company"), and the Earnest Money shall thereafter be held by the Title Company in escrow to be applied or disposed of as herein provided. If the purchase and sale hereunder is consummated in accordance with the terms and provisions of this Agreement, the entire Earnest Money shall be applied by Title Company as partial payment of the cash portion of the Purchase Price due at the Closing. In all other events, the Earnest Money shall be disposed of by Title Company as provided below. Contemporaneously with the execution of this Agreement, Purchaser has delivered to Seller the amount of $100.00 ("Independent Consideration") in addition to and independent of any other consideration provided hereunder. The Independent Consideration is non-refundable and shall be retained by Seller under all circumstances. By Seller's execution hereof, Seller acknowledges the receipt of the Independent Consideration to support this Agreement.

      3.4 Non-Assumption of Excluded Liabilities. Seller shall retain, and Purchaser shall not assume, or be responsible or liable with respect to, any liabilities or obligations of Seller or any predecessor in interest of Seller, whether fixed, contingent or otherwise, and whether known or unknown.


                           ARTICLE 4

     4.1 Representations and Warranties of the Stockholder and Seller. With respect to the Acquired Assets and Assumed Liabilities only, the Stockholder and Seller, jointly and severally, represent and warrant to Purchaser as follows (which representations and warranties shall be unaffected by any investigation made by Purchaser or any knowledge of Purchaser other than is specifically disclosed in the Exhibits described below):

           (a) Organization and Qualification, etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

          (b) Authority Relative to Agreement. Each of the Stockholder and Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder and Seller of this Agreement and the consummation by the Stockholder and Seller of the transactions contemplated on its part hereby have been duly authorized by their respective Board of Directors. No other corporate action on the part of the
     Stockholder or Seller is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and Seller and is a valid, binding and enforceable agreement of the Stockholder and Seller.

           (c) Conflicts; Defaults. Neither the execution and delivery of this Agreement by the Stockholder or Seller, nor the performance of their respective obligations hereunder, will violate, conflict with or constitute a default under any of the terms of their respective Articles of Incorporation or By-Laws or any provision of, or result in the acceleration of any obligation under, any contract, agreement, obligation, commitment or decree to which Stockholder or Seller is a party, or by which Stockholder, Seller, the Acquired Assets or the Assumed Liabilities are bound or affected, including, without limitation, the Contracts, and will not constitute an event which, after notice or lapse of time, or both, will result in any violation, conflict, default or acceleration. The execution and delivery of this Agreement by the Stockholder and Seller, and the performance by them of the transactions contemplated hereby, will not result in the creation or imposition of any Lien or other right, whether legal or equitable, in favor of any third person or entity, upon or against any of the Acquired Assets of Purchaser.

           (d)   Title  to  Acquired Assets.  Seller  has  good,  valid,
     marketable and indefeasible title to all Acquired Assets to be conveyed by Seller hereunder to Purchaser free and clear of all Liens, other than Liens in favor of the Lender, and except as described in Footnote 1 to Exhibit 1.1(aj). Said Acquired Assets are subject to that Option Agreement as described in Section 9.11 below. At Closing Purchaser shall receive good, valid, marketable and indefeasible title to all Acquired Assets, free and clear of all Liens or rights of third parties including the Option Agreement referred to in the preceding sentence.

           (e) Contracts. Exhibit 4.1(e) attached hereto contains a list and/or description (including, without limitation, a name of parties, subject matter and date) of all Contracts, including the Assignment of Trademark Agreement described in footnote 1 to
     Exhibit 1.1(aj) and the Concurrent Use Agreement. Except as identified on such Exhibit 4.1(e): (i) neither Seller nor, to the best knowledge of Stockholder or Seller, any other party to any Contract, is in breach of or has improperly terminated any such Contract, or is in default under any such Contract by which it is bound and, to the best knowledge of Stockholder or Seller, there exists no condition or event which, after notice or lapse of time, or both, would constitute any such breach, termination or default; and (ii) each Contract is freely assignable by Seller to Purchaser subject only to obtaining necessary third party consents which will be obtained by Seller prior to the Closing. Seller has delivered to Purchaser true, correct and complete copies of each such written Contract, and an accurate and complete description of each such oral Contract, in each case containing all modifications or amendments thereto. No Contract or Assumed Liability arising therefrom includes, or will following its acquisition or assumption by Purchaser at the Closing include, any post-Closing obligation of Purchaser not to compete with, or any similar non-competition, confidentiality or similar restraint on Purchaser's post-Closing operations in favor of any person or entity.

           (f) Litigation. Except as disclosed on Exhibit 4.1(f) attached hereto, there exists no litigation, action, suit, arbitration, investigation, claim or proceeding (collectively "Litigation") pending or, to the best knowledge of the Stockholder or Seller, threatened, that in any way involves the Acquired Assets or which could involve a claim or Litigation against the Purchaser, any of the Contracts, or the transactions contemplated by this Agreement, at law or in equity, or by or before any Governmental Authority. Except as disclosed on Exhibit 4.1(f), to the best of Seller's knowledge, no condition, event, fact or circumstance exists which could give rise to any such Litigation. Exhibit 4.1(f) identifies all litigation affecting any of the Acquired Assets, the business associated with Acquired Assets or the Contracts which the Stockholder, Seller or any of their predecessors in interest have been a party since January 1, 1991.

           (g) Customers. Except as disclosed in Exhibit 4.1(g) attached hereto, neither the Stockholder, Seller nor any of their predecessors in interest is involved in any material controversy, dispute, or disagreement with any customers of the business associated with the Acquired Assets. The Customer List attached hereto as Exhibit 2.1(c) includes a true, correct and complete list of the name, address, telephone number, principal contact person and quantities of finished goods inventory (by size and variety) purchased by each customer that has purchased product for any time during the fiscal year ended April 30, 1993, and the period ended November 30, 1993, and a true, correct and complete copy of the contracts with each customer.

           (h) Non-Assignment of Trademark Property. Seller has not assigned, sold, licensed or authorized the use of the Trademarks or Trademark Property to any person or entity, except as set forth on
     Exhibit 4.1(h).

           (i) Registration of Trademarks. Except as described in Exhibits C and D to the letter from Mason, Fenwick & Lawrence to Nathan, Wood & Sommers dated December 17, 1993 regarding ERLY Juice Inc. Trademarks reference 3158/71-0456. Seller has the absolute right to use and assign all rights to the Trademarks. Except as set forth in Exhibit 4.1(h), all Trademark registrations are in full force and effect. All pending registrations and applications relating to the Trademarks have been properly made and filed and all fees relating to such registrations and applications are current. Subject to Footnote 2 to Exhibit 1.1(aj) attached hereto, the validity of the registrations of the Trademarks with the United States Patent and Trademark Office has not been threatened by any third party. The Trademarks do not infringe the rights of any third party and to the best of Seller's knowledge, no third party is infringing on the Trademarks.

           (j) No Restrictions. Except as set forth in Exhibit 4.1(j), no outstanding order, decree, judgment, stipulation, written restriction, undertaking, agreement or encumbrance of any kind or nature exists that would limit or restrict the scope or use of the Trademarks. Seller does not pay any royalties or other consideration for the right to use any Trademark. To the best of Seller's knowledge, there are no inquiries, investigations or claims of litigation challenging or threatening to challenge Seller's right, title and interest with respect to its continued use and right to preclude others from using any Trademarks. There are no equitable defenses to enforcement of the Trademarks based on any act or omission of Seller.

           (k) Finished Goods Inventory. The Finished Goods Inventory is of a quality and quantity usable and salable in the ordinary course of business, does not exceed thirteen (13) weeks of supply and has a commercial value at least equal to its cost on Seller's books. The Finished Goods Inventory complies with all governmental standards and has received all governmental approvals necessary to allow its sale and use. The use and consumption of the Finished Goods Inventory will not result in injury to individuals or property.

          (l) Raw Material Inventory. The Raw Material Inventory is of a quality and quantity usable in the ordinary course of business, does not exceed twenty-six (26) weeks of supply and has a commercial value at least equal to its cost on Seller's books. There are no unusable items, as described in Section 2.1(b)(2), contained in the Raw Material Inventory.

           (m) Product Formulations. Exhibit 4.1(m) contains a true, correct and complete list of product formulae and specifications for each product sold under any of the Trademarks.

           (n) Sales Information. Exhibit 4.1(n) contains a true, correct and complete list of sales statistics of Seller's products sold under any of the Trademarks during the fiscal year ended April 30, 1993, and during the period ended November 30, 1993, identified by month, size, kind, customer, distribution paid, state and country. All such statistics have been prepared from and are consistent in all material respects with the financial reports that have been prepared and used by the Seller in the ordinary course of managing its business and measuring and reporting its operating results.

          (o) Dealers and Distributors. Exhibit 4.1(o) contains a list by products of all dealers, distributors and brokers, together with all contracts with such parties.

           (p) Permits and Private Permits. Exhibit 4.1(p) contains a true, correct and complete list of all Permits. The listed Permits are all Permits necessary or required for the continued use and development of the Acquired Assets and Assumed Liabilities as currently conducted, are in full force and effect and are assignable to Purchaser. Seller is in compliance with all listed Permits. There are no Private Permits necessary or required for the continued use and development of the Acquired Assets and Assumed Liabilities as currently conducted, except as shown on
     Exhibit 4.1(s). Purchaser shall have all the rights and privileges of said Permits and Private Permits enjoyed by Seller prior to Closing, provided Purchaser complies with the requirements of same following Closing.

           (q) Product Warranty and Product Liability. Exhibit 4.1(q) contains a true, correct and complete copy of Seller's standard warranty or warranties for sales of products sold under the Trademarks and there are no other warranties, commitments or obligations with respect to such products. Exhibit 4.1(t) contains a description of all presently pending product liability claims and similar actions and the products involved in such motions, or which to Stockholder's or Seller's knowledge are threatened, or which have been asserted or commenced at any time during the two (2) preceding fiscal years or the current fiscal year to date affecting a product sold under a Trademark. None of the products have been the subject of any recall campaign and, to the Stockholder's or Sellers knowledge, no facts or conditions exist which could reasonably be expected to result in a recall campaign.

           (r) Benefit Plans. With respect to each employee benefit plan of the Stockholder or Seller that is subject to the provisions of Title IV of ERISA and with respect to which the Stockholder, Seller or any of their respective assets, may directly or indirectly, be subject to any liability, contingent or otherwise, or the imposition of any lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan or any complete or partial withdrawal from any such plan, or otherwise):

                (i) no such plan has been terminated so as to subject, directly or indirectly, any Acquired Asset to any liability or the imposition of any lien under Title IV or ERISA;

                (ii) no proceeding has been initiated or threatened by any person (including the PBGC) to terminate any such plan;

                 (iii) no condition or event currently exists or currently is expected to occur that could subject, directly or indirectly, any Acquired Asset to any liability or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such plan;

                (iv) if any such plan were to be terminated as of the Closing, no Purchased Assets would be subject, directly or indirectly, to any liability or the imposition of any lien under Title IV of ERISA;

               (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan;

                (vi) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

                (vii) no such plan is a multiemployer plan or a plan described in Section 4064 of ERISA.

          (s) Disclosure. The representations and warranties contained in this Section 4.1 contain only true statements of material fact pertaining to the Stockholder, Seller, the Acquired Assets and the Assumed Liabilities and no not omit to state any material fact necessary in order to make the statements and information contained within this Section 4.1 not misleading.

           (t) Definition of Knowledge. For all purposes of this Agreement, "to the knowledge of," "to the best knowledge of" or similar phrases shall mean, when referring to a corporate or other entity (an "Entity"), as opposed to an individual, to and within the actual knowledge of the executive officers of such Entity (meaning the Chairman of the Board, President, Secretary, Treasurer, Controller, any Vice President in charge of a principal business function [such as sales, administration or finance], Chief Financial Officer and any other person any other person who performs similar policy making functions for such Entity), or which any of such executive officers should reasonably have known after having made a reasonable inquiry of appropriate employees, representatives, or other persons reasonably believed by them to have pertinent knowledge of the matters in question. In the case of an individual, such phrases shall mean both to and within the actual knowledge of such individual, or which such individual should reasonably have known after having made a reasonable inquiry of all persons reasonably believed by such individual to have pertinent knowledge of the matters in question.

      The representations and warranties of the Seller as set forth and contained in this Section 4.1 shall be true and correct and shall be performed as of the Closing and shall survive the Closing.

      4.2 Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Stockholder and Seller as follows (which representations and warranties shall be unaffected by any investigation made by Stockholder or Seller or any knowledge of Stockholder or Seller other than as specifically disclosed in the Exhibits described below):

           (a) Territorial Use. Purchaser shall affirmatively disclaim any right to use or register the Trademarks in the specific territories listed on Exhibit 4.2(a) to this Agreement (the "Territories") and further acknowledges that FoodPro, Inc., as the assignee of the Trademarks for use only in the Territories, has the exclusive rights to register and use the Trademarks in the Territories and has the right to prosecute geographically restricted applications to register its rights in and to the Trademarks for the Territories in accordance with the Concurrent Use Agreement.

           (b) Organization and Qualification, etc. The Purchaser is a New York corporation, duly organized, validly existing and in good standing under the laws of the State of New York, and has the full power and authority to own all of its properties and assets and to carry on its business.

           (c) Authority Relative to Agreement. The Purchaser has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors. Except that as forth in Exhibit 4.2(c), no other action on the part of the Purchaser is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a valid, binding and enforceable Agreement of the Purchaser.

           (d) Conflicts; Defaults. Neither the execution and delivery of this Agreement by the Purchaser, nor the performance of its obligations hereunder, will violate, conflict with or constitute a default under any of the terms of its Articles of Incorporation or By-Laws, or any provision of, or result in the acceleration of any obligation under any contract, agreement, obligation, commitment, deed, lease, instrument, order, judgment or decree to which Purchaser is a party and will not constitute an event which after notice or lapse of time, or both, will result in any violation, conflict, default or obligation.

          (e) Disclosure. The representations and warranties contained in this Section 4.2 contain only true statements of fact pertaining to the Purchaser and do not omit to state any material fact necessary in order to make the statements and information contained within this Section 4.2 not misleading.

      The representations and warranties of the Purchaser as set forth and contained in this Section 4.2 shall be true and correct and shall be performed as of Closing and shall survive the Closing.


                           ARTICLE 5

      5.1 Covenants of the Stockholder and Seller. The Stockholder and Seller do hereby agree with the Purchaser as follows:

           (a) Performance of Acts. The Stockholder and Seller shall perform all acts and execute and deliver all documents reasonably required to consummate the transactions contemplated by this Agreement.

           (b) Corporate Certificates. At Closing, the Stockholder and Seller shall deliver to the Purchaser the appropriate certificates approving the execution of this Agreement and the sale to the
     Purchaser of the Acquired Assets, which certificates and resolutions shall be in a form reasonably acceptable to the Purchaser.

           (c) Representations and Warranties. Neither Stockholder nor Seller shall do or cause to be done any act, or suffer or cause to be suffered any omission, which would cause the Stockholder or Seller to be in breach of their respective representations, warranties, covenants, obligations or agreements contained in this Agreement.

           (d) Covenant Not to Compete. For a period of five (5) years from and after Closing, the Seller agrees with the Purchaser that the Seller shall not compete directly with or indirectly with the Purchaser in the continental United States with respect to selling and marketing of branded citrus products. Except as provided herein, this provision shall restrict the Seller from having any ownership interest in any corporation, being a partner in any partnership (general or limited) or being a party to any contract with any entity that competes with the Purchaser directly or indirectly in the selling and marketing of branded citrus products. Notwithstanding anything contained in this Agreement to the contrary, this covenant not to compete shall not interfere or impair the involvement of Seller with FoodPro and its affiliates.

           (e) Conduct and Transactions of the Stockholder and Seller Prior to Closing. From the date of this Agreement until the Closing, except to the extent expressly permitted by this Agreement or otherwise consented to in writing by Purchaser:

                (i) Conduct of Business. Stockholder and Seller shall use their best efforts to keep the business associated with the Acquired Assets intact, and shall not take or permit to be taken, or do or suffer to be done, any action other than in the ordinary and normal course of business as the same is presently being conducted.

               (ii) Customer Relationships. The Stockholder and Seller shall use their best effort to maintain the goodwill and reputation of the business associated with the Acquired Assets, to keep the customer relationships intact and to assist in the transfer of such relationships to Purchaser.

                (iii) Maintenance of Acquired Assets. Stockholder and Seller shall maintain and protect all of the Acquired Assets.

           (f) Inspection. Seller shall, until the Closing, permit representatives of Purchaser to inspect the Acquired Assets, and to interview the directors, officers, employees, auditors, brokers, dealers, distributors, customers and suppliers of Seller and Seller's predecessors in interest regarding the Acquired Assets. Seller shall assist Purchaser in connection with a physical inventory count of the Finished Goods Inventory and Raw Material Inventory and will provide appropriate warehouse certificates and other documents where applicable.

           (g) Relationships with Customers. Following the Closing, neither the Stockholder nor the Seller shall, without prior written consent of Purchaser, assert any claim against any former customer in respect of the business associated with the Acquired Assets, or any third party who is a counterpart to any Contract assumed by Purchaser hereunder if such claim, in the sole discretion and judgment of Purchaser, might impair Purchaser's relationship with such customer.

           (h) Product Liability Insurance. Seller shall, from the Closing until December 17, 1995 (the "Insurance Period"), maintain in full force and effect with an insurer rated not less than A-XII according to the most current edition of the Key Rating Guide published by A.K. Best & Co., primary insurance coverage for all Product Liability Claims in an aggregate amount not less than $5,000,000 per claim and with a self insured risk of not greater than $25,000 per claim. Copies of all policies of insurance so maintained by Seller shall be delivered to counsel for Purchaser at the Closing and whenever any such policy has been amended, modified or renewed. Such insurance may include specific Product Liability Claim coverage, and general liability coverage which insures against Product Liability Claims; provided, however, that Seller shall, during the Insurance Period, maintain specific primary product liability coverage for all Product Liability Claims, the policies for which specific coverage shall (1) name the Purchaser as a loss payee; (2) expressly provide for at least thirty (30) days written notice to Purchaser prior to any material amendment, modification, expiration, non-renewal, or cancellation of any such policy and the right (but not the obligation) of Purchaser to pay all premiums due in the event Seller fails to do so (and, for these purposes, Seller shall thereupon be liable to immediately reimburse Purchaser for all such premiums paid by Purchaser); and (3) provide insured coverage of not less than $1,000,000 per claim and a per claim self insured risk of not greater than $25,000. At any time or from time to time during the Insurance Period, Seller shall provide to Purchaser's counsel the original certificates of insurance issued by the insurer as may be required by Purchaser, together with proof of payment of all premiums due.

      5.2 Covenants of Purchaser. The Purchaser does hereby agree with the Seller as follows:

           (a) Performance of Acts. The Purchaser shall perform all acts and execute and deliver all documents reasonably required to consummate the transactions contemplated by this Agreement.

           (b) Corporate Certificates. At Closing the Purchaser shall deliver to the Seller appropriate certificates approving the purchase from the Seller of the Acquired Assets, which certificates and resolutions shall be reasonably acceptable to the Seller.

           (c) Representations and Warranties by Purchaser. Purchaser shall not do or cause to be done, suffer or cause to be suffered, any omission which would cause the Purchaser to be in breach of any representations, warranties, covenants, obligations or agreements contained in this Agreement.

           (d) Cooperation with Prior Assignee. Purchaser shall take such action and execute such documents in cooperation with FoodPro to insure the valid and correct recordation of ownership and use of the Trademarks by Purchaser and by FoodPro in the Territories and to facilitate FoodPro's rights under the Concurrent Use Agreement.



                           ARTICLE 6

      6.1 Survival of Representations and Warranties. All representations and warranties made or given by the parties in this Agreement shall survive the Closing and the consummation of all transactions contemplated herein, for a period ending December 17, 1996 (the "Warranty Period") and, in addition, notice of a claim for indemnification for breach of representation or warranty (with respect to occurrences prior to December 17, 1996) must be given to the indemnifying party by 12:00 midnight on December 17, 1996, or, in either case, such representations and warranties shall be of no further force or effect.

     6.2 Indemnification by the Stockholder and Seller. The Stockholder and Seller, jointly and severally, shall indemnify Purchaser and its affiliates, shareholders, directors, officers, agents and employees (collectively "Purchaser's Affiliates") against, and hold Purchaser and Purchaser's Affiliates harmless from, and reimburse Purchaser and Purchaser's Affiliates for any and all claims, losses, damages, costs and expenses, including, without limitation, reasonable attorney's fees, court costs (whether at trial or appeal, in arbitration or otherwise) and the costs and expenses of investigation (collectively "Liabilities"), incurred by Purchaser or Purchaser's Affiliates and which arise out of or in connection with: (i) any breach by the Stockholder or Seller of any representation or warranty contained in this Agreement; (ii) any failure by Stockholder or Seller to perform any covenant or agreement of Seller contained in this Agreement;
(iii) any and all claims made at any time, or from time to time, against Purchaser or Purchaser's Affiliates in the nature of products liability, strict liability in tort, breach of warranty or similar claims arising out of any injury to individuals or property as a result of the ownership, possession, consumption, or use (collectively "Products Liability Claims") of any item of Finished Goods Inventory or any other product sold by the Stockholder, Seller or any of their predecessors in interest made at any time, or from time to time, against Purchaser or Purchaser's Affiliates; (iv) any failure by the Stockholder or Seller to pay, perform and discharge any liability or obligation other than an Assumed Liability; (v) Purchaser's collection activities in respect of the Receivables; and (vi) any liability arising from the failure to comply with any applicable bulk sales laws. Each of the parties hereto expressly acknowledges and agrees that Purchaser is acquiring only the Acquired Assets and is assuming only the Assumed Liabilities and that Stockholder and Seller expressly retain all other liabilities and obligations to which they may be subject, including, without limitation, liabilities to Governmental Authorities, employment related liabilities and all liabilities and obligations arising out of or in connection with the business operations of the Stockholder, Seller and each of their respective predecessors in interests.

      6.3 Indemnification by Purchaser. Purchaser shall indemnify the Stockholder, Seller and their respective affiliates, shareholders, directors, officers agents and employees (collectively "Stockholder's and Seller's Affiliates") against, hold the Stockholder, Seller and Stockholder's and Seller's Affiliates harmless from and reimburse Stockholder, Seller and Stockholder's and Seller's Affiliates for any and all liabilities incurred by the Stockholder, Seller or Stockholder's and Seller's Affiliates and which arise out of or in connection with: (i) any breach by Purchaser of any representation or warranty of Purchaser contained in this Agreement; (ii) any failure by Purchaser to perform any covenants or agreement of Purchaser contained in this Agreement; (iii) any failure by Purchaser to pay, perform and discharge any Assumed Liability; and (iv) Product Liability Claims resulting from citrus product inventory manufactured by Purchaser following the Closing Date.



                           ARTICLE 7

      7.1 Conditions Precedent to Purchaser's Obligations. Each of the agreements of Purchaser to be performed by it at the Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Purchaser:

            (a) Representations and Warranties. Each of the representations and warranties of the Stockholder and Seller set forth in this Agreement shall be true and correct, both on the date hereof and on the Closing Date, and if made at that time, except insofar as changes shall have occurred after the date hereof which are contemplated and specifically permitted by this Agreement.

           (b) Undertakings. The Stockholder and Seller shall have performed and complied with all agreements, covenants and obligations which are required to be performed or complied with by them hereunder at or prior to the Closing.

           (c) Consents. All consents of third parties, including, without limitation, all consents necessary to effect the transfer of Seller's rights in and to all Contracts and all legally required consents of Governmental Authorities, reasonably required by Purchaser to consummate all of the transactions contemplated herein shall have been obtained and shall be in a form reasonably acceptable to Purchaser. For all purposes of this Agreement, it shall not be unreasonable for Purchaser to disapprove of the form of any consent which imposes material conditions or obligations upon Purchaser not applicable to Seller prior to the date hereof.

           (d) Satisfaction of Purchaser's Counsel. The form and substance of all legal proceedings and documents to be delivered by the Stockholder or Seller prior to or at the Closing shall be in form and substance satisfactory to counsel for Purchaser.

           (e) Absence of Suit. No action, suit or proceeding shall have been commenced or threatened, and no investigation by any Governmental Authority shall have been commenced seeking to refrain, prevent or change the transactions contemplated by this Agreement, or questioning the validity or legality of such transactions or seeking damages in connection with any such transactions.

           (f) Due Diligence Review. Purchaser shall have completed Purchaser's due diligence review of the Acquired Assets and the results of such review shall be acceptable to Purchaser in Purchaser's sole discretion.

     7.2 Conditions Precedent to the Stockholder's and Seller's Obligations. Each of the agreements of the Stockholder and Seller to be performed by it at the Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by the Stockholder or Seller:

            (a) Representations and Warranties. Each of the representations and warranties of Purchaser in this Agreement shall be true and correct both on the date hereof and on the Closing Date, as if made at that time, except insofar as changes have occurred after the date hereof which are contemplated and specifically permitted by this Agreement.

            (b) Undertakings. Purchaser shall have performed and complied with all agreements, covenants and obligations which are required to be performed or complied with by Purchaser hereunder at or prior to the Closing.

           (c) Satisfaction of Counsel. The form and substance of all legal proceedings and documents to be delivered by the Purchaser at or prior to the Closing shall be in form and substance satisfactory to counsel for the Stockholder and Seller.

           (d) Absence of Suit. No action, suit or proceeding shall have been commenced or threatened and no investigation by any Governmental Authority shall have been commenced seeking to refrain, prevent or change the transactions contemplated by this Agreement or questioning the validity or legality of such transactions or seeking damages in connection with any such transactions.

           (e) Purchaser shall have closed and funded on that one certain Earnest Money Contract on even date herewith between Purchaser and Eau Claire Packing Company.



                           ARTICLE 8

      8.1 Date of Closing. The Closing shall take place in the Houston office of Nathan, Wood & Sommers, A Professional Corporation. The Closing Date will be on December 20, 1993 at nine o'clock a.m.; provided, however, there shall be a pre-closing at the Houston office of Nathan, Wood & Sommers on December 17, 1993 at which all closing documents shall be executed and delivered, to be held in escrow by Nathan, Wood & Sommers until the Purchase Price is delivered by Purchaser to Seller on December 20, 1993.

      8.2 Place of Closing. The Closing shall take place at the offices of Nathan, Wood & Sommers, 2700 Post Oak Boulevard, Suite 2500, Houston, Texas 77056, or at such other place as the parties shall agree.

     8.3 Pro Rated Items. The following items will be pro rated at Closing. The proratable obligations, if any, of the Contracts, Permits and Private Permits being assumed by Purchaser.

      8.4 Closing Costs. Each party shall be responsible for paying at Closing the fees for its legal counsel, if any, in negotiating, preparing and closing this transaction. Seller shall be responsible for paying fees, costs and expenses identified as being the responsibility of Seller, and Purchaser shall be responsible for paying fees, costs and expenses identified as being the responsibility of Purchaser, including, but not limited to, any costs of recordation for the Assignment of Trademarks with the United States Patent and Trademark Office, but any costs for any other assignments of trademarks shall be the cost of Stockholder and Seller. The Stockholder and Seller shall be responsible for any sales, use, excise, transfer or other tax imposed with respect to the transactions contemplated by this Agreement.

     8.5  Delivery of Documents at Closing.

           (a) Seller Documents. At Closing, the Stockholder and the Seller, as appropriate, shall execute and deliver to Purchaser the following documents:

                (i) Compliance Certificates. A certificate signed by the Chief Executive Officer of the Stockholder that each of the representations and warranties made by the Stockholder in this Agreement is true and correct on the date hereof, and on the Closing Date, as if made at such time, except insofar as changes shall have occurred after the date hereof which are contemplated and specifically permitted by this Agreement, and that the Stockholder has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date, and a certificate signed by the Chief Executive Officer of Seller that each of the representations and warranties made by Seller in this Agreement is true and complete on the date hereof, and on the Closing Date, as if made at such time, except insofar as changes shall have occurred after the date hereof which are contemplated and specifically permitted by this Agreement, and that Seller has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                (ii)   Assignment  of  Trademarks.   The  Assignment  of
          Trademarks duly executed by Seller.

                 (iii)   Bill  of  Sale.   A  bill  of  sale  and  other
          instruments of transfer conveying the Acquired Assets to Purchaser duly executed by Seller.

                (iv) Escrow Agreement. The Escrow Agreement, duly executed by the Stockholder, Seller and the Escrow Agent.

                (v) Articles; By-Laws. A copy of the By-Laws of the Stockholder and Seller certified by their respective corporate secretaries and a copy of the Articles of Incorporation of the Stockholder and Seller certified by their respective Secretaries of State of the states of incorporation.

                (vi) Incumbency Certificates. Incumbency certificates relating to each person executing any document executed and delivered to Purchaser.

                (vii) Opinion of Counsel. A written opinion of Nathan, Wood & Sommers, counsel to the stockholder and Seller, dated as of the Closing Date, substantially in the form of
          Exhibit 8.5(a)(vii) hereto.

                (viii) Other Documents. Such other instruments or certificates which, in the reasonable opinion of the Purchaser, are desirable to effectuate the transactions contemplated by this Agreement

           (b) Purchaser Documents. At Closing, the Purchaser shall execute and deliver to the Seller the following documents:

                (i) Cash Payment. To the Company, a certified or bank cashier's check (or wire transfer) as required by Section 3.2(b) hereof, and to the Escrow Agent, a certified or bank cashier's check (or wire transfer) as required by Section 3.2(a).

                (ii) Assumption of Liabilities. Such undertakings and instruments of assumption to evidence the assumption of the Assumed Liabilities.

                (iii)  Compliance Certificates.  A certificate signed by
          the Chief Executive Officer of Purchaser that the representations and warranties made by the Purchaser in this Agreement are true and correct on the date hereof and on
          Closing Date, as if made at such time, except insofar as changes shall have occurred after the date hereof which are contemplated and specifically permitted by this Agreement and that Purchaser has performed and complied with all of Purchaser's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                (iv) Escrow Agreement. The Escrow Agreement, duly executed by Purchaser and the Escrow Agent.

                (v) Incumbency Certificate. Incumbency certificates relating to each person executing any documents executed and delivered by Purchaser.

                (vi) Opinion of Counsel. A written opinion of Jaeckle, Fleischmann & Mugel, counsel to Purchaser, dated as of the Closing Date, in substantially the form of Exhibit 8.5(b)(vi) hereto.

               (vi) Other Documents. Such other documents, instruments or certificates which, in the reasonable opinion of the
          Seller, are necessary or desirable to effectuate the transactions contemplated by this Agreement.


                           ARTICLE 9

      9.1   Further  Assurance.  From time to time after  the  Closing,  upon reasonable notice by Purchaser, and without further consideration, the Stockholder and Seller shall execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer and shall take all such other action, as may be necessary or appropriate for the consummation of the transactions contemplated hereby and to transfer more effectively to and vest in Purchaser, and to place Purchaser in possession of any and all of the Acquired Assets, free and clear of any and all Liens. Both prior to and following the Closing, Seller shall use its best efforts to secure, or to assist the Purchaser in securing, any consent or waiver from any person, entity, or Governmental Authority which may be reasonably required for the full consummation of the transactions contemplated hereby and to provide full cooperation to Purchaser in Purchaser's efforts to resolve items of Litigations which may arise following the Closing in connection with the Acquired Assets or the Assumed Liabilities.

     9.2 Casualty Prior to Closing. If any material portion of the Acquired Assets is destroyed or damaged by fire or other casualty, or is requisitioned or otherwise taken by any Governmental Authority, prior to Closing, Purchaser may, at its option, elect, by notice to Seller, to : (a) terminate this Agreement, in which event no party hereto shall have any further obligation hereunder and the Earnest Money shall be returned to Purchaser, or (b) enforce this Agreement, proceed to Closing, and, if Closing occurs, receive the proceeds of all insurance coverages, condemnation payments (or purchase payments in lieu of condemnations) or similar compensation payable in respect of the affected Acquired Assets.

     9.3 Certificates. All statements contained in any certificate or other instrument delivered by or on behalf of the Stockholder, Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties hereunder.

      9.4 Notices. Any notice required or permitted to be sent by any party under this Agreement shall be in writing and shall be deemed to be given (i) in the case of actual delivery, when delivered to the addressee set forth in the preamble to this Agreement, (ii) in the case of the mailing, three (3) days after the notice has been deposited in the United States mail, postage prepaid, by certified or registered mail, addressed to the party at the address set forth in the preamble to this Agreement, (iii) and in other cases, when actually received, with a copy in each case to:


               In the case of Purchaser to:

               William I. Schapiro, Esq.
               Jaeckle, Fleischmann & Mugel
               800 Fleet Bank Bldg.
               Buffalo, New York  14202-2292


               In the case of Stockholder or Seller to:

               Michael W. Wood, Esq.
               NATHAN, WOOD & SOMMERS
               A Professional Corporation
               2700 Post Oak Blvd., Suite 2500
               Houston, Texas  77056-5705

Each party may change the address to which notice may be sent by so notifying the other party as provided herein.

      9.5 Parties in Interest, Assignment and Amendment. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representative and assigns. No party may assign all or any part of its rights under this Agreement without the prior written consent of the other parties of any such assignment.

      9.6   Headings.   The  headings  in this  Agreement  are  inserted  for
convenience or reference only and are not intended to be a part of or to affect the meaning or interpretations of this Agreement.

      9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      9.8 No Third Party Beneficiaries. The parties agree that this Agreement is solely for their benefit and not for the benefit of any other party. No person not a party to this Agreement shall have any rights or privileges hereunder, either as third party beneficiary or otherwise.

      9.9 Brokers. Each party represents and warrants to the other that it has not employed a broker or finder in regard to this Agreement for which any commission may be due and payable. Each party agrees to indemnify and hold the other party harmless against any such brokerage commission as a result of any breach of this representation.

      9.10 Approval by Lender. Both parties recognize that this Agreement to be effective must be executed by Lender as provided for below and by Lender's execution hereon Lender agrees to honor its agreement of September 22, 1993 and letter agreement of November 26, 1993 with Seller, including, but not limited to, the terms of paragraphs 6-7 under said September 22, 1993 agreement.

      9.11 Option of Florida Juice. Purchaser by its execution of this Agreement hereby acknowledges that Florida Juice Inc. presently has an option to purchase the Trademark Property however Florida Juice and Seller have entered into a Termination Agreement which will terminate said option upon the receipt by Florida Juice of the termination fee provided for in said Agreement, a copy of which is attached hereto as Exhibit 9.11 and made a part hereof for all purposes.

      9.12 Costs and Attorney's Fees. Should any dispute arise between the parties over this Agreement, the prevailing party in any action brought to resolve the dispute shall be entitled to recover from the non-prevailing party its reasonable costs and attorney's fees. As used herein, cost and attorney's fees shall include costs and attorney's fees incurred in any appellate proceeding.

      9.13 Date of Execution. The parties have executed this Agreement as of the date set forth at the beginning of this Agreement and that date shall be deemed to be the date of this Agreement for all purposes.

      9.14 Time of Essence. Time is of the essence of this Agreement and the performance by the parties of their respective obligations hereunder.

      9.15 Savings Clause. If any provision of this Agreement is deemed invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable provision shall be deemed severed from this Agreement without affecting the validity of any other term or provision hereof.

      9.16  Modification.   This Agreement may not  be  amended,  changed  or
modified in any way whatsoever, except by a writing signed by all parties to this Agreement. This provision itself may not be waived orally.

      9.17 Entire Agreement. This Agreement, together with the exhibits attached hereto, and all other documents executed and delivered by the parties hereto to consummate the transactions contemplated herein, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersede all prior written and all prior and contemporaneous oral agreement, understandings, inducements and conditions, express or implied, between the parties with respect thereto. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

      9.18 Counterparts and Execution. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. Any party may execute this Agreement by delivering a signed faxed signature page to the other parties.

      9.19 Specific Performance. All of the parties hereto specifically acknowledge and agree that any breach by the Stockholder or Seller of their obligation to consummate the transactions contemplated herein will cause irreparable injury to Purchaser and that, in any such event, Purchaser shall be entitled, to maintain an action to specifically enforce such obligations.

      9.20 Jurisdictional Venue. In the event of any litigation or other formal legal or equitable proceeding between the parties hereto (or their successors or assigns) in connection with the construction, interpretation or enforcement of this Agreement or any provision hereof, each party hereby consents to the personal jurisdiction and venue of the federal and state courts with jurisdiction in Houston, Harris County, Texas for a resolution of all such disputes, and each party waives the claim or defenses of forum non conveniens.

      9.21 Indemnification by Seller and Shareholder Concerning Non-Military Excluded Customers. If any of the Non-Military Excluded Customers deduct from payments due from them to Purchaser, any amounts to reflect Discounts which they claim are due to them from Seller, Seller and Shareholders will, upon demand by Purchaser, jointly and severally indemnify Purchaser for the amount of any such deductions by the Non-Military Excluded Customers.

     9.22 Termination. This Agreement shall terminate at 11:59 p.m., Eastern Time, on December 20, 1993, if the Closing has not occurred prior to such time; provided,however, that no such termination shall extinguish the right of any party to bring an action for breach of this Agreement by any other party.

       9.23 Dispute Resolution. The parties hereto and their legal representatives, successors and permitted assigns hereby agree that any and all claims, disputes and controversies arising out of or relating to the interpretation or enforcement of this Agreement, the operation of its terms, or the relationship of the parties, shall be subjected to mediation, as described herein.

      9.24  Venue.   The Partners bind themselves to mediate any  Dispute  in
Houston, Harris County, Texas.

      9.25 Independent Nature of Mediator/Arbitrator. The mediator and/or arbitrator shall be independent of the parties and under no circumstance shall any mediator or arbitrator have any connection to or relationship with any of the parties, or their respective principals or employees.

     9.26 Mediation Proceeding.

           (a) If any party desires to mediate any Dispute, such party (the "Movant" whether one or more) shall notify the other parties (the "Respondents" whether one or more) of the Dispute desired to be mediated, including a brief statement of the matter in controversy. If all of the parties are not able to resolve the Dispute within five (5) days after the Movant notifies the Respondents of its desire to mediate, then, within five
(5) days immediately after the expiration of the aforesaid five (5)-day period, the parties shall attempt to agree upon an independent mediator. If the parties are unable to reach an agreement upon an independent mediator within such second five (5)-day period, then any party shall be entitled to request that the Judicial Arbitration and Medication Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator who shall serve as mediator for all purposes hereof. The parties agree that each shall pay one-half of the mediator's services. The cost of the mediator's services shall be paid in advance upon request by the mediator or any other party.

           (b) Within ten (10) days after selection of the mediator, the mediator shall call for and set a meeting among the parties and the mediator for the purpose of mediating the Dispute.

      9.27 Exhibits. Both Seller and Purchaser acknowledge that most of the Exhibits referenced herein are not prepared and attached to this Agreement and Seller and Purchaser agree that each unattached Exhibit subsequently attached to this Agreement must be approved by Purchaser in its sole discretion and said approval shall be evidenced by Purchaser' signature with approval on same.


      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized Officers of the Stockholder, Seller, Purchaser and Lender on the date first written above.


          ERLY INDUSTRIES, INC.



     By:       /s/Douglas A Murphy

     Name:     Douglas A Murphy

     Title:    President


                    ERLY JUICE, INC.



     By:       /s/Douglas A Murphy

     Name:     Douglas A Murphy

     Title:    President


                    SENECA FOODS CORPORATION



     By:       /s/Kraig H. Kayser

     Name:     Kraig H. Kayser

     Title:    President



                       APPROVAL OF LENDER


      The undersigned does hereby join this Agreement for the sole purpose of evidencing its consent to the sales as set forth herein and to be further bound by the terms and conditions of this Agreement.



                            INTERNATIONALE        NEDERLANDEN         CAPITAL
CORPORATION



                    By:_________________________________
                    Name:_______________________________
                    Title:______________________________

          AMENDED AND RESTATED EARNEST MONEY CONTRACT


      THIS AMENDED AND RESTATED EARNEST MONEY CONTRACT dated December 17, 1993, is made and entered into by and among EAU CLAIRE PACKING CO. (a Michigan corporation), acting by and through its officers hereunto duly authorized, ERLY INDUSTRIES, INC. (a California corporation), acting by and through its officers hereunto duly authorized ("Shareholder"), WORLDMARK, INC. (a Michigan corporation), acting by and through its officers hereunto duly authorized (Worldmark Incorporated and Eau Claire Packing Co. are collectively referred to herein as "Seller"), and SENECA FOODS CORPORATION (a New York corporation) or its permitted assigns ("Purchaser").

      Seller, Shareholder and Purchaser are parties to an Earnest Money Contract executed on December 2, 1993, which the parties hereto desire to amend and restate and supersede as set forth below.

      The parties therefore agree that the Earnest Money Contract is hereby amended and restated to read in its entirety as follows:


                           ARTICLE I

                         DEFINED TERMS

       1.1    Terms:       The  following  terms  shall  have  the   meanings
respectively indicated:

                  A.      "Accounts  Receivable"  shall  mean  all   accounts
receivable of Seller under ninety-one (91) days as shown on the books and records of Seller.

                 B. "Assumed Liabilities" shall mean only the liabilities and obligations of Seller for post-Closing performance arising under the Contracts and Property Agreements; provided, however, that Purchaser shall not assume or be responsible for any such liabilities or obligations which arise from defaults, acts, omissions, or occurrences under any Contract or Property Agreement prior to the Closing or for any moneys owed relating to performances rendered prior to the Closing.

                C. "Closing" means the consummation of the purchase of the Property by Purchaser from Seller in accordance with the terms and provisions of this Agreement.

                 D. "Closing Date" means the date specified in Section 7.1 on which the Closing will be held.

                E. "Earnest Money" means the portion of the Purchase Price deposited by Purchaser in escrow with the Title Company at the time and in the amount specified in Section 3.2; provided, however, the term "Earnest Money" shall not include any interest on such deposited sums, which interest shall belong solely to Purchaser.

                  F. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9602, et seq., Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 8902, et seq.. the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Clean Water Act, 33 U.S.C. 1321, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq. and any other federal, state, county, local or other statute, law, ordinance, regulation, rule, guideline, permit, approval, consent, registration, license, order, decree or notice which may relate to or deal with human health or the environment.

                  G. "Finished Goods" shall mean all finished goods inventories of the Seller (hereinafter referred to as the "Finished Goods Inventory"). The Finished Goods Inventory to be purchased by Purchase shall not exceed thirteen (13) weeks of supply based upon Seller's most currently published six (6) month actual sale statistics and shall not include any obsolete or discontinued items.

                 H. "Hazardous Substances" means any hazardous, toxic or dangerous substance, waste or material defined as such by any Environmental Law; asbestos; PCBs; petroleum products, including gasoline, fuel oil, crude oil and other various constituents and products prohibited, limited or regulated by any Environmental Law.

                 I. "Lender" shall mean Internationale Nederlanden Capital Corporation.

                  J. "Miscellaneous Property" shall mean all of the following:

                       (i) Business Records. All corporate and business records, books, files, computer discs and software, financial statements, accounting, tax, and sales records, invoices, forms, designs, customer lists (all of which are attached hereto as Exhibit 1.1.J(i)), supplier lists, product specifications and technical data relating to the Trademark Property, Finished Goods Inventory or Raw Material Inventory (all of the foregoing being hereinafter referred to as the "Business Records");

                        (ii) Marketing Materials. All promotional, marketing and advertising materials, including, without limitation, all catalogs, brochures, billboards, forms, manuals and handbooks, relating to the Finished Goods Inventory or Raw Material Inventory (all of the foregoing being hereinafter referred to as the "Marketing Materials");

                      (iii) Contracts. All rights and benefits in, to, and under all sales, brokerage and other contracts, agreements, commitments, and undertakings (collectively, "Contracts") used or useful in connection with the Finished Goods Inventory, Raw Material Inventory, Trademark Property and all operations of Seller to the extent not included in the definition of Property Agreements, below, whether oral or written, all of which are listed in Exhibit 1.1.J(iii) hereto;

                       (iv) Permits. All licenses, permits, approvals, variances, waivers, or consents (collectively "Permits") issued in connection with the Finished Goods Inventory or Raw Material Inventory by any foreign, federal, state or local governmental entity or municipality, or subdivision thereof, or any authority, department, commission, board, bureau, agency, court or instrumentality thereof (collectively "Governmental Authorities");

                      (v) Property Agreements and Miscellaneous. Any and all (i) contracts or agreements such as maintenance, management, leasing, development, construction, service or utility contracts, including all modifications, supplements, or amendments thereto, relating to the Land, Improvements or Personalty ("Property Agreements"), all of which Property Agreements are listed on Exhibit 1.1.J(v) attached hereto (which Exhibit separately identifies leases), (ii) warranties, guaranties, indemnities and claims relating to the Land, Improvements, leases or Personalty, (iii) operating licenses, building and construction permits, or similar documents,
(iv) plans, drawings, specifications, surveys, engineering reports, and other technical descriptions relating to the Land, Improvements, leases or Personalty, and (v) other property (real, personal or mixed), owned or held by Seller which relate in any way to the design, development, construction, ownership, use, leasing, maintenance, service, or operation of the Land, Improvements, leases, or Personalty, including, without limitation, any intangible intellectual property rights such as copyrights, tradenames, trademarks or service marks and any and all goodwill associated therewith and all wastewater capacity rights and any other rights in connection with utility service to the Land.

                 K. "Permitted Exceptions" means those matters to which Purchaser consents in accordance with Section 4.3 hereof.

                L. "Property" means Real Property, Miscellaneous Property, Raw Material Inventory, Trademark Property, Accounts Receivable, and Finished Goods Inventory, which are herein collectively sometimes referred to as the "Property".

                M.    "Real Property" means the following:

                       (i) Good and indefeasible title in fee simple to that certain tract or parcel of land in the City of Eau Claire, Berrien County, Michigan described on Exhibit 1.1.M(i) attached hereto, together with all rights and interests appurtenant thereto, including all of the sewer or waste water capacity rights, development rights, entitlements, and privileges appurtenant thereto and all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate ("Land"); all improvements ("Improvements") located on the Land; and all rights, titles, and interests appurtenant to the Land and Improvements;

                       (ii) All on site equipment, machinery, appliances, furniture and other tangible personal property and fixtures (the "Personalty") of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, repair, or operation of the Land or Improvements;

                 N. "Raw Materials" shall mean all raw material inventory of the Seller relating to the Trademarks, including, but not limited to, bottles, labels, ingredients, and packing supplies, to the extent such raw material inventory does not exceed twenty-six (26) weeks of supply based upon Seller's most recent six (6) month actual usage, except materials which are unusable (including, but not limited to, spoiled materials, materials not in compliance with applicable state or federal labeling requirements, materials related to any obsolete or discontinued item or materials in quantities which cannot be reasonably consumed prior to becoming unusable based upon the rate of consumption prior to the Closing) (hereinafter referred to as the "Raw Material Inventory").

                 O. "SMRS" shall mean the State of Michigan Retirement System, which has a lien on the Real Property.

                 P. "Title Company" means Stewart Title Guaranty Company, acting by and through its agent, Berrien Abstract and Title Co., St. Joseph, Michigan.

                Q. "Trademarks" shall mean the registered and unregistered trademarks, trademark applications and trade names set forth in Exhibit 1.1.Q hereto.

                 R. "Trademark Property" owned by Seller and related goodwill of the business symbolized by the Trademarks (the Trademarks and such related goodwill are hereinafter referred to as "Trademark Property").


                           ARTICLE II

                 AGREEMENT OF PURCHASE AND SALE

     Upon the terms and conditions contained in this Agreement, Seller agrees to convey the Property to Purchaser by warranty deed and other appropriate assignments and bill of sales, and Purchaser, in consideration of the performance of the agreements of Seller, agrees to take the Property from Seller and to pay the Purchase Price (as hereinafter defined) to Seller in accordance with Article III.

       2.1   Seller's  and  Shareholder's  Representations,  Warranties,  and
Covenants.   Seller  and Shareholder hereby represent  and  warrant  to,  and covenant with, Purchaser that:

          A.    Title:

                 (i) Seller now has and shall have at the Closing Date good and indefeasible title or a valid leasehold interest in fee simple to the Property, free and clear of all liens (except those to be released at Closing by Lender and SMRS) and no person, firm or entity, except as herein set forth, has any rights in, or to acquire, use or possess, the Property or any part of it.

                 (ii) The Real Property includes all sewer or wastewater capacity rights and development rights which originally existed with the Real Property, and no such "sewer or wastewater capacity rights" or "development rights" have heretofore been conveyed or transferred to any third party; all sewer or wastewater capacity and development rights (including, but not limited to, process wastewater runoff and drainage) are sufficient for the conduct of the business conducted by Seller on the Property.

                 (iii) There are no actions, suits, claims, assessments, or proceedings pending or, to Seller's knowledge, threatened that could materially affect the ownership, operation, or maintenance of the Property or Seller's ability to perform hereunder.

                 (iv) No person, firm or entity, other than Purchaser, has any rights in, or right or option to acquire, use or possess, the Property or any part thereof, and as long as this Agreement remains in force, Seller will not, without Purchaser's prior written consent, lease, transfer, mortgage, pledge or convey its interest in the Property or any part thereof nor any right therein, nor shall Seller enter into or negotiate for the purpose of entering into, any agreement or amendment to agreement granting to any person or entity any such rights with respect to the Property or any part thereof.

                (v) The Property is zoned to permit the use of the Property for the producing, packing and storage of food products, and neither the Land nor Improvements are in violation of any laws, regulations, ordinances, orders, judgments or decrees (collectively "Laws"), including laws relating to building, construction, health, safety, sanitation and laws relating to disabilities and handicaps.

                 (vi) The Property has access to one or more publicly-dedicated streets.

                 (vii) Except as set forth in Exhibit 2.1.A(vii), the Improvements and the Personalty are in good working order, reasonable wear excepted.

                 (viii) The Property has sufficient public utility service available to the Improvements for the conduct of Seller's business.

                 (ix) Seller has all permits, certificates and approvals ("Ownership Permits") required for the ownership of the Property and conduct of Seller's business thereon. All Ownership Permits are assignable to Purchaser without the necessity of obtaining the consent of any other entity or governmental authority, or, if such consent is required, Seller shall obtain such consent prior to Closing. Seller will assign all Ownership Permits to Purchaser at Closing, except as set forth in Exhibit 2.1.A(ix). No other approval or permission of any governmental authority is required for the transfer of the Property to Purchaser, or for Purchaser to conduct the same kind of business on the Property presently conducted by Seller.

                 (x) The Property is not located within a flood hazard zone and is not designated a wetland or located within one hundred (100) feet of property so designated.


          B.    Operation:

                 (i) The copies of the Property Agreements and Contracts provided to Purchaser pursuant to Section 4.1(c)(v) hereof shall be, or if previously supplied to Purchaser are, true, complete, and accurate copies of all of the Property Agreements and Contracts that presently relate to or affect the Property. All of the Property Agreements and Contracts, except the Property Agreements and Contracts specifically set out in Exhibit 2.1.B(i), are cancelable, without penalty or premium, on thirty (30) days or less prior written notice by the owner of the Property.

                 (ii) From the date hereof until the Closing Date, Seller shall (A) maintain and operate the Property in the same manner as Seller has heretofore maintained and operated the same, (B) not commit or permit to be committed any waste to the Property without the prior written consent of Purchaser, (C) continue all insurance policies relative to the Property in full force and effect, (D) not enter into or amend any agreement or instrument or take any action which would constitute an encumbrance of the Property, which would bind Purchaser or the Property after the Closing, or which would be outside the normal scope of maintaining and operating the Property and (E) afford Purchaser and its representatives the continuing right to inspect the Property, and any and all books, records, contracts, and other documents or data pertaining to the ownership, use, and operation of the Property during normal business hours.

                 (iii) All bills and other payments due with respect to the ownership, use, and operation of the Property have been (and on the Closing Date will be) paid and no liens or other claims for the same have been filed or asserted against any part of the Property.

                 (iv) Seller has not received, and has no knowledge of, any written notices or written requests from any mortgagee, insurance company, or Board of Fire underwriters, or any organization exercising functions similar thereto, requesting the performance of any work or alterations with respect to the Real Property, and has not received, and has no knowledge of, any such non-written notices or requests.

                 (v)    (A)   All  bills, fees and other  payments  due  with
respect to the ownership, operation, repairs and maintenance of the Real Property have been (and on the Closing Date will be) paid; (B) there are no paving liens or other assessments presently on or affecting the Property nor to the best of Seller's knowledge and belief are any such liens or other assessments contemplated after Closing; and (C) Seller has not received any written notices of, and has no knowledge of, any actual, pending, or threatened action, suit, claim, litigation or proceeding by any entity, individual or governmental agency affecting Seller or the Property which would in any way constitute a lien, claim or obligation of any kind against the Property. In the event such liens or encumbrances are so filed, Seller shall cause the same to cancelled or discharged of record by bond or otherwise within five (5) days after written notice from Purchaser.

                 (vi) There are no taxes, assessments or levies of any type whatsoever that are imposed upon and collected from the Property arising out of or in connection with the ownership and operation of the Property, or any public improvements in the general vicinity of the Property, other than as may be reflected in the Permitted Encumbrances or ad valorem taxes on the Property for the calendar year in which the Closing occurs payable to the State of Michigan, the County of Berrien, the Village of Eau Claire or the school district in which the Property is situated.

                 (vii) Seller has not received any written notices of pending or threatened condemnation or similar proceedings or assessments affecting the Real Property or any part thereof, nor, to the best knowledge and belief of Seller, are any such assessments or proceedings contemplated by any governmental authority.

                  (viii) None of the properties required in the operation, repair or maintenance of the Real Property are leased from or owned by third parties. The Personalty is as of the date of this Agreement and shall be on the Closing (subject to any mortgage liens to be released at Closing) owned by Seller, free and clear of all liens, encumbrances and security interests. Seller shall not remove from the Property any of the Personalty located thereon except as may be required for repair or replacement in the ordinary course of business. All replacements of the Personalty shall be made prior to Closing and such replacements shall be of equal or greater quality and quantity and shall be free and clear of any lien or encumbrance whatsoever.

                 (ix) Seller has not assigned, sold, licensed or authorized the use of the Trademarks or Trademark Property to any person or entity, except as set forth on Exhibit 2.1.B(ix).

                 (x) Seller has the absolute right to use and assign all rights to the Trademarks. All Trademark registrations are in full force and effect. All pending registrations and applications relating to the Trademarks have been properly made and filed and all fees relating to such registrations and applications are current. Subject to Footnote 2 to Exhibit 1.1Q attached hereto, the validity of the registrations of the Trademarks with the United States Patent and Trademark Office has not been threatened by any third party. The Trademarks do not infringe the rights of any third party and, to the best of Seller's knowledge, no third party is infringing on the Trademarks.

                  (xi) Except as set forth in Exhibit 2.1.B(xi), no outstanding order, decree, judgment, stipulation, written restriction, undertaking, agreement or encumbrance of any kind or nature exists that would limit or restrict the scope or use of the Trademarks. Seller does not pay any royalties or other consideration for the right to use any Trademark. To the best of Seller's knowledge, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge Seller's right, title and interest with respect to its continued use and right to preclude others from using any Trademarks. There are no equitable defenses to enforcement of the Trademarks based on any act or omission of Seller.

                 (xii) The Finished Goods Inventory is of a quality and quantity usable and salable in the ordinary course of business, does not exceed thirteen (13) weeks of supply and has a commercial value at least equal to its cost on Seller's books. The Finished Goods Inventory complies with all governmental standards and has received all governmental approvals necessary to allow its sale and use. The use and consumption of the Finished Goods Inventory will not result in injury to individuals or property.

                 (xiii) The Raw Material Inventory is of a quality and quantity usable in the ordinary course of business, does not exceed twenty-six (26) weeks of supply and has a commercial value at least equal to its cost on Seller's books. There are no unusable items, as described in Section 2.1(b)(3), contained in the Raw Material Inventory.

                 (xiv) Exhibit 2.1.B(xiv) contains a true, correct and complete list of product formulae and specifications for each product sold under any of the Trademarks.

                (xv) Exhibit 2.1.B(xv) contains a true, correct and complete list of sales statistics of Seller's products sold under any of the Trademarks during the fiscal year ended April 30, 1993, and during the period ended November 30, 1993, identified by month, size, kind, customer, distribution paid, state and country. All such statistics have been prepared from and are consistent in all material respects with the financial reports that have been prepared and used by the Seller in the ordinary course of managing its business and measuring and reporting its operating results.

                 (xvi) Exhibit 2.1.B(xvi) contains a list by products of all dealers, distributors and brokers, together with all contracts with such parties.

                 (xvii) Each of Seller is a duly organized and validly existing corporation under the laws of the State of Michigan and has all requisite power and authority to carry on its business as it is now being conducted and to enter into and perform this Agreement. The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Seller hereunder and under any and all other agreements and instruments herein mentioned to which Seller is a party have been duly authorized by requisite action and are enforceable against Seller in accordance with their respective terms. The individuals executing this Agreement on behalf of Seller are authorized to act of and on behalf of and to bind Seller in connection with this Agreement.

                 (xviii)        Shareholder is a duly organized  and  validly
existing corporation under the laws of the State of Michigan and has all requisite power and authority to carry on its business as it is now being conducted and to enter into and perform this Agreement. The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Shareholder hereunder and under any and all other agreements and instruments herein mentioned to which Shareholder is a party have been duly authorized by requisite action and are enforceable against Shareholder in accordance with their respective terms. The individuals executing this Agreement on behalf of Shareholder are authorized to act of and on behalf of and to bind Shareholder in connection with this Agreement.

          C.    Environmental Matters:

                 (i) Seller and Seller's business operations located at or related to the Property are in material compliance with all existing Environmental Laws, and have all permits, licenses and other authorizations which are required on the date hereof under all Environmental Laws.

                (ii) To Seller's knowledge, no Hazardous Substances have ben handled, used, generated, manufactured, stored, treated or disposed of in, on, under, or about the Property, or transported from or to the Property and there are no past or pending claims, penalties, litigation, notices, correspondence, administrative or judicial proceedings, whether actual or to the best of Seller's knowledge, threatened, or judgments or orders, relating to the use, generation, treatment or transportation, manufacture, storage, disposal or release of any Hazardous Substances on, under, about or originating from the Property.

                 (iii) There are no liens of record arising under or pursuant to any Environmental Laws on any of the Property and Seller has no knowledge of governmental actions which have been taken or are in process which would subject the Property to such liens.

                 (iv)   Seller  has  no knowledge of any active  or  inactive
underground  storage  tanks  located  on  the  Real  Property,  nor  of   any
underground storage tanks that have been removed from the Real Property.

          D.    Changes:

      Seller shall immediately notify Purchaser of any material change in respect of the Property, these representations and warranties, or any other information heretofore or hereafter furnished to Purchaser hereunder or in respect of the Property.

          E.    Employees With Knowledge of Property:

      Seller and Shareholder represent and warrant to Purchaser that the individuals listed on Exhibit 2.1.E attached hereto who serve in the capacities indicated thereon are the only employees of Seller charged with the operation, control, oversight, and management of the Property and are therefore the individuals charged with the knowledge of the Property.

          F.    Environmental Indemnification:

     Seller and Shareholder shall be solely responsible for all environmental liabilities as described below, and agree to release, defend, indemnify and hold harmless Purchaser and their future officers and directors from and against all losses, liabilities, suits, obligations, demands, fines, damages, judgments, injuries, administrative orders, consent agreements and orders, penalties, actions, causes of action, charges, costs and expenses (including reasonable attorney's fees and consultant fees), claims, including, but not limited to, claims arising out of loss of life, injury to persons, property or business, or damages to natural resources, whether based on strict liability, tort, contract, implied or express warranty, statute, regulation, common law or any Environmental Law, arising in connection with or as the result of (i) any past or present existence, use, generation, handling, storage, transportation, manufacture, release, treatment or disposal of any Hazardous Substance in, on or under the Real Property or in connection with Seller's business operations or the Property, whether foreseeable or unforeseeable, regardless of source, time of occurrence or time of discovery; or (ii) any violation, or alleged violation, of an Environmental Law in connection with Seller's business operations or in connection with the Property. The foregoing indemnification includes, without limitation, indemnification against all costs in law and equity of removal, response, investigation or remediation of any kind, and the treatment, transportation and disposal of any Hazardous Substances. The liability of Seller and Shareholder under the foregoing indemnification shall be joint and several.

      It is the intention of the parties that the foregoing indemnities shall not apply to any indemnified party with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which solely are caused by or arise out of the negligence or willful misconduct of such indemnified party.

      So long as Seller or Shareholder is in existence, Purchaser is not authorized to settle any claims being the subject of any indemnification without the prior consent of Seller and Shareholder (which shall not be unreasonably withheld), and any such settlement by Purchaser without Seller's or Shareholder's consent shall be deemed a waiver and release by Purchaser of its indemnities against Seller and Shareholder.

          G.    Employees and Labor Laws:

      There have been no strikes, lockouts, or other material labor disputes or demands for recognition of a union as collective bargaining agent for all or any part of Seller's employees, and Seller is not a party to any collective bargaining agreement or other labor agreement with respect to Seller's employees. Except as set forth in Exhibit 2.1G, Seller has no written agreements of employment and no oral agreements or understanding, express or implied, with or affecting any employee of Seller as to any length or period of employment or as to any other term of employment or which affect Seller's employment practices or operations, except as to current salary or wage rates. Seller is in compliance with all federal, state and local governmental laws and regulations relating to the employment of labor with respect to Seller's employees, including provisions relating to wages, fringe benefits, hours, working conditions, occupational safety and health, safety of the premises, collective bargaining, payment of Social Security and unemployment taxes, civil rights, discrimination in hiring, retention, promotion, pay and other conditions of employment and rights of disabled and handicapped persons. Seller is not liable for arrears on wages or any tax or penalties for failure to comply with those laws or regulations. Seller is in compliance with the Immigration Reform and Control Act of 1986 with respect to its employees.

          H.    Benefit Plans:

      Attached hereto as Exhibit 2.1H is a list and brief description of all employee pension benefit plants (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), all specified fringe benefit plans (as defined in Section 6039 (D)(d) of the Internal Revenue Code of 1986, as amended (the "Code")), and all executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical insurance, disability insurance, life insurance, severance, vacation pay, sick pay or other plans, programs and arrangements that have been or are maintained, contributed to, or sponsored by Seller for the benefit of any current or former employee or officer of Seller (such plans, programs and arrangements are referred to collectively as "Employee Benefit Plans"). Seller has made available to Purchaser a true and complete copy of each Employee Benefit Plan, which copies accurately reflect the understanding of Seller with respect to those instruments. Each Employee Benefit Plan complies in form and operation with the requirements of ERISA and the Code, and neither Seller nor any officer, director, employee or fiduciary of Seller or any plan has committed any breach under any Employee Benefit Plan which would subject Purchaser or any of its directors, officers or employees to liability under ERISA, the Code or any other applicable law.

           With respect to each Employee Benefit Plan of the Shareholder or Seller that is subject to the provisions of Title IV of ERISA and with respect to which the Shareholder, Seller or any of their respective assets may directly or indirectly be subject to any liability, contingent or otherwise, or the imposition of any lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan or nay complete or partial withdrawal from any such plan, or otherwise):

           (i) no such plan has been terminated so as to subject, directly or indirectly, any of the Property to any liability or the imposition of any lien under Title IV or ERISA;

           (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such plan;

           (iii) no condition or event currently exists or currently is expected to occur that could subject, directly or indirectly, any of the Property to any liability or the imposition of any lien under Title IV or ERISA, whether to the PBGC or to any other person or otherwise, on account of the termination of any such plan;

           (iv) if any such plan were to be terminated as of the Closing, none of the Property would be subject directly or indirectly to any liability or the imposition of any lien under Title IV of ERISA;

           (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan;

           (vi)   no  such plan which is subject to Section 302 of  ERISA  or
Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

           (vii) no such plan is a multi-employer plan or a plan described in
Section 4064 of ERISA.

          I.    Permits:

     Exhibit 2.1I contains a true, correct and complete list of all licenses, permits, approvals, variances, waivers, or consents (collectively, "Permits") necessary or required for the continued use and development of the Property as currently conducted. Purchaser shall have all the rights and privileges of such Permits enjoyed by Seller prior to Closing, provided Purchaser complies with the requirements of same following Closing. Seller has not breached any material provision of, and is not in default under the terms of, and is not engaged in any activity that would cause revocation or suspension of, any Permit and no action or proceeding looking to or contemplating the revocation or suspension of any Permit is pending.

          J.    Product Warranty and Product Liability:

      Exhibit 2.1J contains a true, correct and complete copy of Seller's standard warranty or warranties for sales of products sold under the Trademarks and there are no other warranties, commitments or obligations with respect to such products. Exhibit 2.1J contains a description of all presently pending product liability claims and similar actions and the products involved in such actions, or which, to Shareholder's or Seller's knowledge, are threatened or which have been asserted or commenced at any time during the two (2) preceding fiscal years or the current fiscal year to date affecting a product sold under a Trademark. None of the products have been the subject of any recall campaign and, to the Shareholder's or Seller's knowledge, no facts or conditions exist which could reasonably be expected to result in a recall campaign. The Finished Goods Inventory is in compliance with all federal and state laws relating to product labelling, product safety and public health and safety.

          K.    Continuation of Business:

     Neither Seller nor Shareholder knows of any facts or circumstances which might reasonably be expected to have an adverse material effect on Purchaser's continuation of the business of Seller after the Closing. Neither Seller nor Shareholder has any actual knowledge that any customer or suppliers, or any other person or entity with material business dealings with Seller, will cease to continue such relationship with the Seller, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing.

          L.    Accounts Receivable:

      All Accounts Receivable of Seller have been properly recorded on Seller's books and arose in connection with the sale of goods in the ordinary course of business. To the best of Seller's knowledge, none of the Accounts Receivable is in dispute or subject to any reduction, offset or counterclaim.

          M.    Taxes:

      Seller has filed all tax returns and reports which are required by law to be filed and has paid all income, franchise, property, sales, use, employment or other taxes, customs, duties and all other charges which have become due and payable. All filed tax returns and reports of Seller are correct and true in all respects and there is no outstanding claimed deficiency with respect to any tax period, no formal or informal notice of a proposed deficiency, no notification of any pending audit of tax returns and reports and no waiver or extension granted by Seller with respect to any period of limitations affecting assessment of any tax.

          N.    Financial Statements:

      Seller has furnished Purchaser with financial statements for Seller as of March 31, 1993, and 1992 and for the years then ended and an interim balance sheet and statement of profit and loss (and supporting schedules of expenses) for the six-month period ended September 30, 1993 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated except as set forth in the notes thereto, and fairly present the results of operation of Seller and Seller's financial position for the periods indicated except, with respect to the interim financial statements, for non-material changes resulting from normal year-end adjustments.

          O.    Contracts and Property Agreements:

      The Contracts and Property Agreements constitute all of the contracts necessary or useful for the continuation of the business and operations of Seller on a basis consistent with past operations. Neither Seller nor, to the best knowledge of Seller or Shareholder, any other party to any Contract or Property Agreement is in breach of or has improperly terminated any such Contract or Property Agreement, or is in default under any such Contract or
Property Agreement by which it is bound and, to the best knowledge of Shareholder or Seller, there exists no condition or event which, after notice or lapse of time, or both, would constitute any such breach, termination or default; and each Contract is freely assignable by Seller to Purchaser subject only to obtaining necessary third party consents which Seller shall use its best efforts to obtain prior to the Closing. Seller has delivered to Purchaser true, correct and complete copies of each such written Contract, and an accurate and complete description of each such oral Contract, in each case containing all modifications or amendments thereto. No Contract or Assumed Liability arising therefrom includes, or will following its acquisition or assumption by Purchaser at the Closing include, any post-Closing obligation of Purchaser not to compete with, or any similar non-competition, confidentiality or similar restraint on Purchaser's post-Closing operations in favor of any person or entity.

          P.    No Liens:

      All of the Property, Accounts Receivables, Finished Goods Inventory, Trademark Property, Raw Material Inventory and Miscellaneous Property shall be conveyed, assigned, and transferred to Purchaser at Closing free and clear of all liens, claims, easements, and encumbrances whatsoever, except for the Permitted Exceptions.

      The representations and warranties of Seller and the Shareholder set forth in this Section 2.1 shall be true and correct as of the Closing.

                          ARTICLE III

                         PURCHASE PRICE

     3.1  Purchase Price.

      The Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property, which shall be paid in cash at Closing, is as follows:

           (a) In consideration of the Real Property and Miscellaneous Property, the sum of U.S. $4,500,000.00 (this amount includes the Earnest Money);

           (b) In consideration of the Finished Goods Inventory, its cost. Item costs will be determined from Seller's books and records and quantities (subject to the limitations of Section 1.1) will be determined by a physical inventory.

           (c) In consideration of the Raw Material Inventory, its cost. Item costs will be determined from Seller's books and records and quantities (subject to the limitations of Section 1.1) will be determined by a physical inventory.

           (d) In consideration of the Accounts Receivables, 98% of the value of the Accounts Receivables on Seller's books at Closing; and

           (e) In consideration of the Trademark Property, the sum of $100.00.

      3.2 Earnest Money. Purchaser will, within seven (7) days of execution hereof, deposit the sum of $50,000.00 as Earnest Money with the Title Company, and the Earnest Money shall thereafter be held by the Title Company in escrow to be applied or disposed of as herein provided. If the purchase and sale hereunder is consummated in accordance with the terms and provisions of this Agreement, the entire Earnest Money shall be applied by the Title Company as partial payment of the cash portion of the Purchase Price due at the Closing. In all other events, the Earnest Money shall be disposed of by the Title Company as provided below. The Title Company is hereby instructed to invest the Earnest Money in overnight repurchase obligations and all interest earned thereon shall be paid to Purchaser, and in no event will Seller be entitled to the interest earned on the Earnest Money. Contemporaneously with the execution of this Agreement, Purchaser has delivered to Seller the amount of One Hundred and No/100 Dollars ($100.00) ("Independent Consideration") in addition to and independent of any other consideration provided hereunder. The Independent Consideration is non-refundable and shall be retained by Seller under all circumstances. By Seller's execution hereof, Seller acknowledges the receipt of the Independent Consideration and acknowledges the independent sufficiency of the Independent Consideration to support this Agreement.


                           ARTICLE IV

                             TITLE

      4.1 (a) Title Commitment. Within ten (10) business days after the effective date of this Agreement, Seller shall cause the Title Company to issue, for the benefit of Purchaser, a current Owner's Title Policy Commitment (the "Title Commitment"), in form and substance reasonably acceptable to Purchaser's counsel, setting forth the state of title to the Land and Improvements, together with true, complete and legible copies of documents creating all exceptions or conditions to such title, including without limitation all easements, restrictions, rights-of-way, covenants, reservations and all other encumbrances affecting the Land and Improvements which would appear in an owner's title policy, if issued, and coverage acceptable to Purchaser with respect to the Survey (as hereinafter defined), gap period coverage, zoning, and environmental and mechanics liens, and containing the express commitment of the Title Company to issue the Title Policy (as hereinafter defined) to Purchaser in the amount of the Purchase Price.

          (b)   Survey.         Seller shall deliver to Purchaser a currently
dated survey, prepared in accordance with ALTA/ACSM standards by Wightman & Associates, Inc., 920 Broad Street, St. Joseph, Michigan, a licensed surveyor, and certified to Purchaser ("Survey"). For purposes of the property description to be included in the deed to be delivered pursuant to
Section 7.2A(1) hereof, the description prepared by the surveyor is shown  on
Exhibit 1.1M(i) attached hereto. The Survey shall show all improvements, access to publicly-dedicated roadways and locate all easements and rights-of-way affecting the Land and Improvements.

           (c) Miscellaneous. To the extent not already delivered, within ten (10) business days after the effective date of this Agreement, Seller, at its sole cost and expense, shall deliver to Purchaser the following additional information concerning the Real Property:

                 (i) Current Inventory of Tangible Personal Property and Fixtures. A list of all such property and fixtures and the location thereof. If there is none, Seller shall provide Purchaser with a letter so stating.

                 (ii) Warranties and Guaranties. A list of and legible copies of all warranties and guaranties and their term relating to the Property, or any part thereof, or to any tangible personal property and fixtures identified or to be identified in (i) above. If there is none, Seller shall provide Purchaser with a letter so stating.

                 (iii) "As Built" Plans and Specifications for the Property. If available, all "As Built" plans and specifications, together with any project manuals, relating to the Property.

                 (iv) Environmental Studies and Reports. All environmental studies and reports related to the Property if any, including, without limitation, all soil studies and analysis relating to the Property provided Purchaser executes a confidentiality letter regarding same, in substantially the form of Exhibit 4.1(c)(iv) attached hereto.

                (v) Property Agreements. True, correct and complete copies of all Property Agreements.

                 (vi) Permits. Seller, at its sole cost and expense, shall deliver to Purchaser a copy of all permits in Seller's possession, if any, with respect to the ownership and operation of the Property, including, but not limited to, reserved or committed utility capacity, building permits, any other written entitlements as to the Real Property.

      4.2 Title Policy. At Closing, and at Seller's sole cost and expense, Seller shall cause an Owner's Title Policy (the "Title Policy") to be furnished to Purchaser. The Title Policy shall be issued by the Title Company in the amount of the Purchase Price and shall insure good and indefeasible fee simple title to the Real Property in Purchaser. The Title Policy shall contain the Permitted Exceptions, but shall contain no additional exceptions to title to the Real Property, and (subject to the provisions of Section 4.3) those standard printed exceptions ("Printed Exceptions") on the form of Owner's Policy of Title Insurance currently promulgated by the State Board of Insurance of the State of Michigan; provided, however, that (a) the Title Policy shall have "None of Record" endorsed regarding restrictions (except for restrictions that are Permitted Exceptions) and regarding the rights of parties in possession, and (b) the standard exception for taxes shall be limited to the year in which the Closing occurs, marked "not yet due and payable." In the event Purchaser desires to have the standard exception pertaining to discrepancies, conflicts, or shortages in area deleted except for "shortages in area," this will be done at Seller's expense. Purchaser shall have the right to require either coinsurance or reinsurance in such amounts and with such companies as may be specified by Purchaser. The Title Policy shall have coverage, by endorsement or otherwise, acceptable to Purchaser with respect to the Survey, gap period coverage, zoning and environmental and mechanics liens.

      4.3 Review of Documents. Purchaser shall have a period of ten (10) business days from receipt of the Printed Exceptions and all information referred to in Sections 4.1(a) and 4.1(b) in which to examine the same and to deliver in writing such objections as Purchaser may have to anything contained therein, except for the liens, if any, which are to be discharged at Closing. Any such item to which Purchaser does not object within said ten
(10) day period shall be deemed to be a Permitted Exception.

      4.4 Seller's Option to Cure Objections to Title. If exceptions to the title to the Real Property or Trademarks have been raised in the Title Commitment or other accompanying documents, or in the case of the Trademarks, the title search with the Patent and Trademark Office and, if Purchaser, timely delivers written objections thereto to Seller in accordance with the provisions of this Agreement, then Seller may, but shall not be obligated to, within five (5) days after the receipt of any such objections (the "Cure Period"), satisfy such objections. At the end of the Cure Period, Seller shall furnish to Purchaser a written notice listing all the objections cured and not cured. Seller shall not be obligated to pay any sum of money to any third party to satisfy such objections or commence litigation to clear title to the Property unless same are taxing authority or liens affecting the Real Property provided that Seller takes such action and delivers each document as may be required by the Title Company to issue the Title Policy without an exception from coverage for such objection. In the event there are such liens, then Seller, if it disputes same, may provide a bond satisfactory to the Title Company to remove same from their policy. If Seller fails to cure the other objections, if any, within the Cure Period, Purchaser may either waive such objections, and close this Agreement acquiring the Real Property subject to such matters without reduction to the Purchase Price, or terminate this Agreement within five (5) days after receipt of the aforementioned notice from Seller listing all the objections cured and not cured. In the latter event, the Earnest Money shall be refunded to Purchaser and Purchaser and Seller shall have no further obligations or liabilities to each other and Seller shall pay the costs and expenses, if any, of the Title Company. If Purchaser fails to give notice of Purchaser's election to terminate within such required five (5) day period, Purchaser will be deemed to have waived any such objection. Each matter which Purchaser approves or to which
Purchaser fails to object or which is waived by Purchaser shall become a Permitted Exception.

                           ARTICLE V

        CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

      5.1 Satisfaction of Objections to Title Commitment. Purchaser shall not be obligated to purchase the Property if, within the Cure Period, Seller shall fail to cure any title objections timely made by Purchaser, except those waived by Purchaser pursuant to Section 4.4.

      5.2 No Condemnation. If on the Closing Date any portion of the Real Property is condemned or sold under threat of condemnation, or is the subject of a pending or threatened condemnation proceeding, Purchaser may either (a) terminate this Agreement and the Earnest Money shall be refunded to Purchaser or (b) accept the Real Property subject to the condemnation and accept an assignment of the condemnation proceeds. The excess condemnation proceeds, if any, shall be retained by Purchaser. Notwithstanding anything contained herein to the contrary, if the condemnation involves any taking of the Real Property that materially affects the operation of the Real Property or would require the demolition and repair of any buildings on the Real Property then Seller or Purchaser may terminate this Agreement.

      5.3 Risk of Loss. If after the date of this Agreement but before the Closing either party notifies the other that there has been damage or destruction to the Real Property in an amount in excess of fifty thousand ($50,000.00), and if Seller, at Seller's sole option exercised at any time prior to Closing, does not restore the condition of the Property prior to Closing to its condition as of the date of this Agreement, then either Seller or Purchaser may, by written notice given prior to Closing to the other, terminate this Agreement, in which event, the Earnest Money shall be refunded to Purchaser by the Title Company and neither party shall have any further rights, obligations or liabilities under this Agreement. If the damage or destruction to the Real Property is in an amount less than or equal to fifty thousand ($50,000.00) dollars, this Agreement shall continue in force and Seller shall (i) restore the condition of the Real Property prior to Closing to its condition as of the date of this Agreement or (ii) pay to Purchaser at Closing any deductible under any insurance policies relating to the Real Property and assign to Purchaser at the Closing any insurance proceeds payable to Seller on account of such occurrence, and Purchaser shall be obligated to restore the condition of the Real Property to its condition as of the date of this Agreement with said insurance proceeds.

      5.4 Waiver of Conditions Precedent. Purchaser may elect to waive any of the conditions precedent to performance of Purchaser's obligations contained in this Agreement by giving specific written notice to Seller of Purchaser's election to waive any such condition precedent. In the event of any waiver of any condition precedent to Purchaser's obligations, this Agreement shall continue in full force and effect and the obligations of Purchaser and Seller hereunder shall be unaffected by such waiver.

     5.5 Inspections. For the period up to and including December 17, 1993, Purchaser shall have the right to inspect the Property of Seller, which right of inspection shall include, without limitation, the right of Purchaser to conduct environmental, mechanical, structural and other studies with regard to the Real Property as well as review the books and records of Seller with respect to the Property. If for any reason Purchaser is not satisfied with the Property, Purchaser shall have the unilateral right to terminate this Agreement, at Purchaser's sole discretion, by the giving of written notice to Seller by no later than 5:00 p.m., December 17, 1993. Upon the giving of timely written notice of termination, the Title Company shall be authorized to (and is hereby directed by Seller in such event to) immediately return the Earnest Money to Purchaser and this Agreement shall terminate and neither party shall have any further obligations or rights. Purchaser indemnifies and agrees to hold Seller harmless of and from any and all claims, causes of action and damages occasioned solely by the entry of Purchaser, Purchaser's agents or other persons acting for and on behalf of Purchaser, onto the Property, including the payment of a reasonable attorney's fee in defense of same. If any damages are caused to the Property by Purchaser, Purchaser's agents or other persons acting for and on behalf of Purchaser because of any such inspection, Purchaser agrees to restore the Property to its condition prior to such damage. Purchaser shall be entitled to have access to all portions of the Property for purposes of conducting with reasonable notice inspections hereunder.

      5.6 Termination if Seller's and Shareholder's Representations and Warranties are Not True and Correct. Purchaser shall not be obligated to purchase the Property if the representations and warranties of Seller and Shareholder under Section 2.1 above shall not be true and correct on the Closing Date, and, in such event, the Earnest Money will be returned to Purchaser.

      5.7 Termination if Conditions Precedent Not Satisfied or Waived. In the event that any of the conditions precedent set forth in this Agreement to the performance of Purchaser's obligations have not been satisfied by Seller or waived or be deemed to have been waived by Purchaser within the time periods for performance or waiver, then this Agreement shall terminate at the option of Purchaser and the Earnest Money shall be returned to Purchaser.

                           ARTICLE VI

          CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

      6.1 Purchaser's Obligations. Seller shall not be obligated to perform under this Agreement unless and until the following conditions have been satisfied:

           A. Purchaser has delivered the Earnest Money to the Title Company as required by Section 3.2.

           B. Purchaser shall have performed all of Purchaser's obligations hereunder that, at the time in question, have accrued.

          C. Purchaser shall have closed and funded under that certain Asset Sale and Purchase Agreement dated December 2, 1993 between Purchaser and ERLY Juice Inc. as Seller.

     6.2 Termination. In the event that any of the conditions precedent set forth in this Agreement to the performance of Seller's obligations have not been timely satisfied by Purchaser or waived by Seller, Seller may elect to terminate this Agreement under this section, whereupon the Earnest Money shall be returned to Purchaser.

                          ARTICLE VII

                            CLOSING

      7.1 Date and Place of Closing. The Closing shall take place in the Houston office of Nathan, Wood & Sommers, A Professional Corporation. The Closing Date will be on December 20, 1993 at nine o'clock a.m.; provided, however, there shall be a pre-closing at the Houston office of Nathan, Wood & Sommers on December 17, 1993 at which all closing documents shall be executed and delivered, to be held in escrow by Nathan, Wood & Sommers until the Purchase Price is delivered by Purchaser to Seller on December 20, 1993.

     7.2  Items to be Delivered at the Closing.

          A. At the Closing, Seller shall deliver to Purchaser the following items:

               (1) A full warranty deed in form and substance reasonably satisfactory to Purchaser and as agreed to by Purchaser and Seller during the inspection period set forth in Section 5.5 hereof, duly executed and acknowledged by Seller, and in form for recording, conveying the Land and Improvements to Purchaser as required by this Agreement, subject only to the Permitted Exceptions, and current ad valorem taxes which will be assumed by Purchaser.

              (2)   The Title Policy.

              (3)   An assignment in recordable form of the Trademarks.

               (4) A bill of sale in form and substance reasonably satisfactory to Purchaser and as agreed to by Purchaser and Seller during the inspection period set forth in Section 5.5 hereof, fully executed and acknowledged by Seller, assigning, conveying, and transferring the Accounts Receivables, the Finished Goods Inventory, Raw Material Inventory, and other Miscellaneous Property.

               (4) Evidence satisfactory to Purchaser and the Title Company that the person or persons executing the Closing documents on behalf of Seller have full right, power and authority to do so.

               (5) Original counterparts of (i) those Property Agreements and Contracts that Purchaser has agreed in writing to assume, and an assignment to Purchaser of the Property Agreements and Contracts in form satisfactory to Purchaser and (ii) all other documents in Seller's possession copies of which are required hereunder to be provided by Seller to Purchaser and the consents of any party thereto where such consents are required to permit Purchaser to succeed to the rights of Seller.

               (6) A certificate executed and sworn to by Seller (A) confirming Seller's United States taxpayer identification number and (B) stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Code and otherwise in compliance with 1.1445-2T of the regulations promulgated thereunder.

               (7) A certificate executed by Seller and Shareholder stating that the representations and warranties contained in Section 2.1 are true and correct as of the Closing Date or the reasons for any exceptions or changes in the representations and warranties as of the Closing Date.

               (8) Certificate of Occupancy and certificates of zoning compliance and/or equivalent assurance from governmental authorities as to compliance with zoning, building and construction laws.

              (9)   Ownership Permits.

               (10) Such other instruments reasonably requested by Purchaser to effectuate the conveyance of the Property with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Seller related to the Property and Seller will no longer have any right, title, or interest in and to the Property.

               (11) A written opinion of Nathan, Wood & Sommers, counsel to the Shareholder and Seller, dated as of the Closing Date, as to such matters as Purchaser may reasonably request.

           B. At the Closing, Purchaser shall deliver to Seller, at Purchaser's sole cost and expense, the following items:

              (1)   The Purchase Price in cash or cash equivalents.

               (2) Evidence satisfactory to Seller and Title Company that the person or persons executing the Closing documents on behalf of Purchaser have full right, power and authority to do so.

               (3) Such other instruments reasonably requested by Seller to effectuate the transactions contemplated herein.

               (4) A written opinion of Jaeckle, Fleischmann & Mugel, counsel to the Purchaser, dated as of the Closing Date, as to such matters as Seller may reasonably request.

      7.3 Adjustments at Closing. All normal and customarily proratable items, including without limitation real estate and personal property, taxes, utility bills, rents and Property Agreement payments (for the Property Agreements assumed by Purchaser) shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to such date and Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser. All post closing prorations will be made no later than one year from the Closing, except as to any items received after that time, which shall be prorated within thirty
(30) days after receipt. Any prepaid items such as (including but not limited to) deposits for utilities on permits, etc. shall be paid to Seller at Closing by Purchaser and the rights to said prepaid items shall be assigned to Purchaser. The provisions of this Section 7.3 shall survive the Closing.

      7.4 Possession. Upon completion of the Closing, Seller shall deliver to Purchaser possession of the Property free and clear of all tenancies of every kind and parties in possession, except the Permitted Exceptions.

      7.5 Costs of Closing. Each party shall be responsible for paying the fees of its legal counsel, if any, in negotiating, preparing, and closing this transaction. Seller shall be responsible for paying fees, costs, and expenses identified as being the responsibility of Seller; and Purchaser shall be responsible for paying fees, costs, and expenses identified as being the responsibility of Purchaser. Seller will pay all transfer taxes, deed transfer stamps and similar impositions. Shareholder and Seller shall be responsible for any sales, use, excise, transfer or other tax imposed with respect to the transactions contemplated by this Agreement.

                          ARTICLE VIII

                     DEFAULTS AND REMEDIES

     8.1  Seller's Defaults.

           Upon failure of Seller to comply with all of the covenants, agreements and obligations on Seller's part required herein (provided Purchaser is not in default hereunder), Purchaser may, as Purchaser's remedies (in addition to any other remedies available to Purchaser at law or in equity) (i) obtain back the Earnest Money, or (ii) Purchaser may enforce specific performance hereof, provided, however, Purchaser must institute any such proceeding for specific performance within sixty (60) days after the Closing Date or be forever barred from asserting same.

     8.2  Purchaser's Default.

           A. Purchaser shall be deemed to be in default if Purchaser shall fail to deliver, at the Closing, the items required to be delivered by Purchaser to Seller for any reason other than a default by Seller. Purchaser shall not be deemed to be in default hereunder unless and until Purchaser has been given notice of such default by Seller and any time period set forth herein for the cure of same has expired.

          B. In the event Purchaser shall be deemed to be in default, Seller shall transmit notice of such default to Purchaser, and Purchaser shall have ten (10) days from date of mailing or delivery of such notice to cure such default. Should Purchaser fail to timely cure such default, Seller shall be excused from performance of its selling obligations hereunder, and as Seller's sole and exclusive remedy for such default, Seller may terminate this Agreement whereupon Seller shall be entitled to the Earnest Money, it being agreed between Purchaser and Seller that the Earnest Money shall be liquidated damages for a default of Purchaser hereunder because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages for such default.

      8.3 Dispute Concerning Earnest Money. In the event the disposition of the Earnest Money is disputed, the Title Company shall institute an action to interplead the Earnest Money and all parties involved in a court of competent jurisdiction in Berrien County, Michigan.


                           ARTICLE IX

                      BROKERAGE COMMISSION

      9.1 Brokers Identified. Seller and Purchaser hereby represent and warrant to the other that neither has contacted any real estate broker, finder or other party in connection with this transaction to whom any real estate brokerage, finders, or other fees may be due and payable with respect to the transaction contemplated by this Agreement. Each party hereby indemnifies and agrees to hold the other harmless from any loss, liability, damage, cost, or expenses (including reasonable attorney's fees) resulting by reason of breach of these representations and warranties. The provisions of this Section 9.1 shall survive the Closing of this transaction or the earlier termination of this Agreement.


                           ARTICLE X

                           MEDIATION

       10.1 Dispute Resolution. The parties hereto and their legal representatives, successors and permitted assigns hereby agree that any and all claims, disputes and controversies arising out of or relating to the interpretation or enforcement of this Agreement, the operation of its terms, or the relationship of the parties ("Dispute"), shall be subjected to mediation, as described herein.

      10.2  Venue.   The parties bind themselves to mediate  any  Dispute  in
Houston, Harris County, Texas.

      10.3 Independent Nature of Mediator/Arbitrator. The mediator and/or arbitrator shall be independent of the parties and under no circumstance shall any mediator or arbitrator have any connection to or relationship with any of the parties, or their respective principals or employees.

     10.4 Mediation Proceeding.

           (a) If any party desires to mediate any Dispute, such party (the "Movant" whether one or more) shall notify the other parties (the "Respondents" whether one or more) of the Dispute desired to be mediated, including a brief statement of the matter in controversy. If all of the parties are not able to resolve the Dispute within five (5) days after the Movant notifies the Respondents of its desire to mediate then, within five
(5) days immediately after the expiration of the aforesaid five (5)-day period, the parties shall attempt to agree upon an independent mediator. If the parties are unable to reach an agreement upon an independent mediator within such second five (5)-day period, then any party shall be entitled to request that the Judicial Arbitration and Medication Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator who shall serve as mediator for all purposes hereof. The parties agree that each shall pay one-half of the mediator's services. The cost of the mediator's services shall be paid in advance upon request by the mediator or any other party.

           (b) Within ten (10) days after selection of the mediator, the mediator shall call for and set a meeting among the parties and the mediator for the purpose of mediating the Dispute.


                           ARTICLE XI

                         MISCELLANEOUS

      11.1  References.          All  references  to  "Article,"  "Articles,"
"Section," or "Sections" are, unless specifically indicated otherwise, references to Articles and Sections of this Agreement.

     11.2 Exhibits. All references to an "Exhibit" are references to exhibits attached to this Agreement, if any, all of which are made a part hereof for all purposes. The exhibits hereto are:

     1.1J(i)  Customer Lists
     1.1J(iii)      Contracts
     1.1J(v)  Property Agreements
     1.1M(i)  Real Property Description
     1.1Q     Trademarks
     2.1A(vii)      Improvements and Personalty Not in Good Working Order
     2.1A(ix) Ownership Permits Not to be Assigned
     2.1B(i)  Noncancellable Property Agreements and Contracts
     2.1B(ix) Transfers of Trademarks
     2.1B(xi) Restrictions on Trademarks
     2.1B(xiv)      Product Formulae
     2.1B(xv) Sales Statistics
     2.1B(xvi)      Dealers, Distributors and Brokers
     2.1E     Employees with Knowledge of Property
     2.1G     Employment Agreements
     2.1H     Employee Benefit Plans
     2.1I     Permits
     2.1J     Warranties
     4.1(c)(iv)     Confidentiality Letter

      11.3 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

      11.4 Number and Gender of Words. When in this Agreement, the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

      11.5 Notices. All notices, demands, requests, and other communications required or permitted in this Agreement shall be in writing, and shall be deemed to have been delivered if delivered personally or upon the deposit of same in a regularly maintained receptacle of the United States Postal Service, registered or certified mail, postage prepaid, addressed to the Seller and/or Purchaser at the below addresses or to such other address the notice of change of which is appropriately given:


     If to Seller:  Eau Claire Packing Co.
                    ERLY Juice, Inc.
                    16825 Northchase, Suite 1600
                    Houston, Texas  77060

     With copy sent to:Douglas Murphy
                    16825 Northchase, Suite 1600
                    Houston, Texas  77060

     With a further
     copy to:       Mr. Michael Wade Wood
                    Nathan, Wood & Sommers
                    A Professional Corporation
                    2700 Post Oak Blvd., Suite 2500
                    Houston, Texas 77056


     If to Purchaser:Seneca Foods Corporation
                    1162 Pittsford-Victor Road
                    Pittsford, New York  14534


     With a copy to:Mr. William I. Schapiro
                    Jaeckle, Fleischmann & Mugel
                    800 Fleet Bank Bldg.
                    Buffalo, New York  14202-2292


      11.6 Governing Law. This Agreement is executed, delivered and is intended to be performed in Houston, Harris County, Texas, and the laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Agreement. Proper venue for any action arising under or relating to the Agreement shall be in Houston, Harris County, Texas.

      11.7 Entirety and Amendments. This writing embodies the entire Agreement between the parties and supersedes all prior oral and written agreements and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. No salesman, employee or agent of Seller has any authority whatsoever to make any reference, representation or agreement not contained in this Agreement and only the references, representations and/or agreements contained in this Agreement shall be binding upon Seller or in any way affect the validity of any part of this Agreement. Purchaser acknowledges that no representations have been made by Seller or any of Seller's agents or employees other than as expressly set forth in this Agreement.

      11.8 Invalid Provisions. If any provisions of this Agreement, except the provisions relating to Seller's obligation to convey the Property and Purchaser's obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void, is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

      11.9 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one (1) Agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one
(1) such counterpart.

      11.10    Parties Bound.  This Agreement shall be binding upon and inure
to   the  benefit  of  Seller  and  Purchaser,  and  their  respective  legal representatives, successors, and permitted assigns.

      11.11 Recordation. This Agreement shall not be recorded by either party except that Purchaser may record this Agreement in the event of Seller's default. Should Purchaser record or cause a copy of this Agreement to be recorded, same shall constitute an event of default by Purchaser, whereupon this Agreement shall terminate and the Earnest Money shall be forfeited to Seller. Notwithstanding the foregoing, Purchaser may file this Agreement as an exhibit to a report filed with the Securities and Exchange Commission.

      11.12 Time is of the Essence. The obligations and undertakings of the parties hereto shall be performed within the time specified, and failure to perform within such time shall constitute an event of default on the part of the party which fails to perform.

       11.13 No Merger. The covenants, agreements, provisions, indemnifications, warranties and representations contained in Article II,
Section 7.3, Article IX, Article X, Article XII and Article XIII of this Agreement shall not merge with the closing documents, but shall survive the Closing.

      11.14 Confidentiality Agreement. Prior to the Closing, Purchaser will execute and deliver to Seller a form of confidentiality agreement to be agreed upon by the parties with respect to certain customer product data and formulas.


                          ARTICLE XII

                           COVENANTS

     12.1 Covenants of the Shareholder and Seller. Shareholder and Seller do hereby agree with the Purchaser as follows:

           (a) Performance of Acts. Shareholder and Seller shall perform all acts and execute and deliver all documents reasonably required to consummate the transactions contemplated by this Agreement.

          (b) Corporate Certificates. At Closing, the Shareholder and Seller shall deliver to the Purchaser the appropriate certificates approving the execution of this Agreement and the sale to the Purchaser of the Property, which certificates and resolutions shall be in a form reasonably acceptable to the Purchaser.

          (c) Representations and Warranties. Neither Shareholder nor Seller shall do or cause to be done any act, or suffer or cause to be suffered any omission, which would cause the Shareholder or Seller to be in breach of their respective representations, warranties, covenants, obligations or agreements contained in this Agreement.

          (d) Conduct and Transactions of the Shareholder and Seller Prior to Closing. From the date of this Agreement until the Closing, except to the extent expressly permitted by this Agreement or otherwise consented to in writing by Purchaser:

               (i) Conduct of Business. Shareholder and Seller shall use their best efforts to keep the business associated with the Property intact, and shall not take or permit to be taken, or do or suffer to be done, any action other than in the ordinary and normal course of business as the same is presently being conducted.

              (ii) Customer Relationships. Shareholder and Seller shall use their best effort to maintain the goodwill and reputation of the business associated with the Property, to keep the customer relationships intact and to assist in the transfer of such relationships to Purchaser.

               (iii) Maintenance of Property. Shareholder and Seller shall maintain and protect all of the Property.

            (e) Inspection. Seller shall, until the Closing, permit representatives of Purchaser to inspect the Property, and to interview the directors, officers, employees, auditors, brokers, dealers, distributors, customers and suppliers of Seller and Seller's predecessors in interest regarding the Property. Seller shall assist Purchaser in connection with a physical inventory count of the Finished Goods Inventory and Raw Material Inventory and will provide appropriate warehouse certificates and other documents where applicable.

           (f) Relationships with Customers. Following the Closing, neither the Shareholder nor the Seller shall, without prior written consent of Purchaser, assert any claim against any former customer in respect of the business associated with the Property, or any third party who is a counterpart to any Contract assumed by Purchaser hereunder if such claim, in the sole discretion and judgment of Purchaser, might impair Purchaser's relationship with such customer.

           (g) Product Liability Insurance. Seller shall, from the Closing until December 20, 1995 (the "Insurance Period"), maintain in full force and effect with an insurer rated not less than A-XII according to the most current edition of the Key Rating Guide published by A.K. Best & Co., primary insurance coverage for all Product Liability Claims (as defined in Section 13.1) in an aggregate amount not less than $5,000,000 per claim and with a self insured risk of not greater than $25,000 per claim. Copies of all policies of insurance so maintained by Seller shall be delivered to counsel for Purchaser at the Closing and whenever any such policy has been amended, modified or renewed. Such insurance may include specific Product Liability and general liability coverage which insures against Product Liability Claims; provided, however, that Seller shall, during the Insurance Period, maintain specific primary product liability coverage for all Product Liability Claims, the policies for which specific coverage shall (1) name the Purchaser as a loss payee; (2) expressly provide for at least thirty (30) days written notice to Purchaser prior to any material amendment, modification, expiration, non-renewal, or cancellation of any such policy and the right (but not the obligation) of Purchaser to pay all premiums due in the event Seller fails to do so (and, for these purposes, Seller shall thereupon be liable to immediately reimburse Purchaser for all such premiums paid by Purchaser); and (3) provide insured coverage of not less than $1,000,000 per claim and a per claim self insured risk of not greater than $25,000. At any time or from time to time during the Insurance Period, Seller shall provide to Purchaser's counsel the original certificates of insurance issued by the insurer as may be required by Purchaser, together with proof of payment of all premiums due.

           (h) COBRA. Seller agrees to comply with its obligations under the Consolidated Omnibus Budget Reconciliation Act.

      12.2 Covenants of Purchaser. The Purchaser does hereby agree with the Seller and Shareholder as follows:

           (a) Performance of Acts. The Purchaser shall perform all acts and execute and deliver all documents reasonably required to consummate the transactions contemplated by this Agreement.

          (b) Corporate Certificates. At Closing the Purchaser shall deliver to the Seller appropriate certificates approving the purchase from the Seller of the Property, which certificates and resolutions shall be reasonably acceptable to the Seller.

           (c) Representations and Warranties by Purchaser. Purchaser shall not do or cause to be done, suffer or cause to be suffered, any omission which would cause the Purchaser to be in breach of any representations, warranties, covenants, obligations or agreements contained in this Agreement.



                          ARTICLE XIII

                        INDEMNIFICATION

     13.1 Indemnification by the Shareholder and Seller. The Shareholder and Seller, jointly and severally, shall indemnify Purchaser and its affiliates, shareholders, directors, officers, agents and employees (collectively "Purchaser's Affiliates") against, and hold Purchaser and Purchaser's Affiliates harmless from, and reimburse Purchaser and Purchaser's Affiliates for, any and all claims, losses, damages, costs and expenses, including, without limitation, reasonable attorney's fees, court costs (whether at trial or appeal, in arbitration or otherwise) and the costs and expenses of investigation (collectively "Liabilities"), incurred by Purchaser or Purchaser's Affiliates and which arise out of or in connection with: (i) any breach by the Shareholder or Seller of any representation or warranty contained in this Agreement; (ii) any failure by Shareholder or Seller to perform any covenant or agreement of Seller contained in this Agreement;
(iii) any and all claims made at any time, or from time to time, against Purchaser or Purchaser's Affiliates in the nature of products liability, strict liability in tort, breach of warranty or similar claims arising out of any injury to individuals or property as a result of the ownership, possession, consumption, or use (collectively "Product Liability Claims") of any item of Finished Goods Inventory or any other product sold by the Shareholder, Seller or any of their predecessors in interest made at any time, or from time to time, against Purchaser or Purchaser's Affiliates; (iv) any failure by the Shareholder or Seller to pay, perform and discharge any liability or obligation other than an Assumed Liability; (v) Purchaser's collection activities in respect of the Receivables; and (vi) any Liability arising from the failure to comply with any applicable bulk sales laws. Each of the parties hereto expressly acknowledges and agrees that Purchaser is acquiring only the Property and is assuming only the Assumed Liabilities and that Shareholder and Seller expressly retain all other liabilities and obligations to which they may be subject, including, without limitation, liabilities to Governmental Authorities, employment related liabilities and all liabilities and obligations arising out of or in connection with the business operations of the Shareholder, Seller and each of their respective predecessors in interests.

      13.2 Indemnification by Purchaser. Purchaser shall indemnify the Shareholder, Seller and their respective affiliates, shareholders, directors, officers agents and employees (collectively "Shareholder's and Seller's Affiliates") against, hold the Shareholder, Seller and Shareholder's and Seller's Affiliates harmless from and reimburse Shareholder, Seller and Shareholder's and Seller's Affiliates for, any and all claims, losses, damages, costs and expenses, including, without limitation, reasonable attorney's fees, court costs (whether at trial or appeal, in arbitration or otherwise) and the costs and expenses of investigation, incurred by the Shareholder, Seller or Shareholder's and Seller's Affiliates and which arise out of or in connection with : (i) any breach by Purchaser of any representation or warranty of Purchaser contained in this Agreement; (ii) any failure by Purchaser to perform any covenants or agreement of Purchaser contained in this Agreement; (iii) any failure by Purchaser to pay, perform and discharge any Assumed Liability; and (iv) Product Liability Clams resulting from citrus product inventory manufactured by Purchaser following the Closing Date.


Seller:                                Purchaser:

Eau Claire Packing Co.,           Seneca Foods Corporation,
a Michigan corporation            a New York corporation


By: /s/Douglas A. Murphy          By:/s/Kraig H. Kayser

Name: Douglas A. Murphy           Name: Kraig H. Kayser

Title:         President                         Title:             President



Shareholder:                                Seller:

ERLY Industries, Inc.             Worldmark, Inc.
a California corporation          a Michigan corporation



By: /s/Douglas A. Murphy          By: /s/Douglas A. Murphy

Name: Douglas A. Murphy           Name: Douglas A. Murphy

Title: President                  Title: President